================================================================================
      As filed with the Securities & Exchange Commission on March 11, 1999

                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------
                               TWO DOG NET, INC.
                 (Name of small business issuer in its charter)

            Utah                                   7375                           68-0394802
  (State or jurisdiction  of           (Primary Standard  Industrial           (I.R.S. Employer
of incorporation or organization)           Identification No.)           Classification  Code No.)

                           ---------------------------

                                337 Preston Court
                               Livermore, CA 94550
                               (925) 447-0226 tel.
(Address of principal place of business or intended principal place of business)

                                 Sholeh Hamedani
                                Two Dog Net, Inc.
                                337 Preston Court
                               Livermore, CA 94550
                               (925) 447-0226 tel.
            (Name, address and telephone number of agent for service)
                           ---------------------------
                                   Copies to:
                           Antoine M. Devine, Esquire
                            Evers & Hendrickson, LLP
                        155 Montgomery Street, Suite 1200
                             San Francisco, CA 94104
                                 (415) 772-8109

                Approximate date of proposed sale to the public:
   As soon as practicable after this Registration Statement becomes effective.

                                             CALCULATION OF REGISTRATION FEE
--------------------- --------------- -------------------------- -------------------- ------------------- ------------------
    Title of each         Amount          Proposed maximum        Proposed minimum     Proposed maximum       Amount of
        class             to be            offering price             aggregate           aggregate         registration
  of securities to      registered            per unit             offering price       offering price           fee
   be registered
--------------------- --------------- -------------------------- -------------------- ------------------- ------------------

 Common, par value      2,000,000              $10.00                $7,000,000          $20,000,000           $6,000
       $0.01
--------------------- --------------- -------------------------- -------------------- ------------------- ------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                         Two Dog Net, Inc.
                          Cross-Reference Sheet pursuant to Item 501(b)
                          Showing Location in Prospectus of Information
                                 Required by Items of Form SB-2
         Registration Statement Item                                   Caption in Prospectus
         ---------------------------                                   ---------------------
         1. Front of Registration Statement and               Facing Page; Cross-Reference Sheet;
            Outside Front Cover of Prospectus                 Prospectus Cover Page

         2. Inside Front and Outside Back Cover               Prospectus Cover Page; Prospectus
            Pages of Prospectus                               Back Cover Page

         3. Summary Information and Risk Factors              Prospectus Summary; Risk Factors

         4. Use of Proceeds                                   Use of Proceeds

         5. Determination of Offering Price                   Risk Factors; Shares Eligible For
                                                              Future Sale

         6. Dilution                                          Dilution

         7. Selling Security holders                          Not Applicable

         8. Legal Proceedings                                 Not Applicable

         9. Plan of Distribution                              Plan of Distribution

         10. Directors, Executive Officers, Promoters         Management; Security Ownership of Certain
                                                              Beneficial Owners and Management

         11. Security Ownership of Certain Beneficial         Security Ownership of Certain Beneficial
             Owners and Management                            Owners and Management

         12. Description of Securities                        Description of Securities

         13. Interest of Named Experts and Counsel            Interest of Named Experts and
                                                              Counsel

         14. Disclosure of Commission Position on             Description of Securities
             Indemnification for Securities Act Liabilities

         15. Organization Within One Year                     Prospectus Summary; Risk Factors; Business;
                                                              Certain Transactions

         16. Description of Business                          Business

         17. Management's Discussion and Analysis             Management's Discussion and
                                                              Analysis

         18. Description of Property                          Description of Property

         19. Certain Relations and Related                    Certain Transactions
             Transactions



         20. Market for Common Equity and Related             Outside Front Cover Of Prospectus;
             Stockholder Matters                              Description of Securities; Risk Factors

         21. Executive Compensation                           Executive Compensation

         22. Financial Statements                             Financial Statements

         23. Changes in and Disagreements With                Change in Accountants
             Accountants on Accounting and Financial
             Disclosure

                                TWO DOG NET, INC.



                               [ GRAPHIC OMITTED ]


                                2,000,000 Shares
                                  common stock

         All of the 2,000,000 shares of common stock offered by this Prospectus are being sold directly by Two Dog Net, Inc. ("TDN" or the "Company"). Prior to this offering, there has been no public market for the Company's common stock; therefore, the public offering price has been determined by the Company. The common stock has been submitted for approval on the NASDAQ National Market under the symbol "DNET." See "SHARES ELIGIBLE FOR FUTURE RESALE."

         This offering is being made directly by the Company for not more than 2,000,000 shares (the "maximum" amount). The minimum number of shares to be sold in this offering is 700,000 shares. This offering will be terminated upon the earlier of: the sale of the maximum amount, twelve months after the date of this Prospectus or the date on which the Company decides to close the offering. A minimum purchase of 100 shares is required. Until the minimum offering amount is reached, funds will be held in an escrow account. See "PLAN OF DISTRIBUTION."

         The common stock offered hereby involves a high degree of risk.
                     See "RISK FACTORS" beginning on Page 7.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    Price to Public           Proceeds to
                                                              Company (1)
Per Share                               $10.00                $10.00
Total minimum (700,000 shares)          $7,000,000            $7,000,000
Total maximum (2,000,000 shares)     $20,000,000              $20,000,000

(1) Before deducting estimated expenses of $186,000 payable by the Company, including registration fees, escrow agent fees, costs of printing, copying and postage and other offering costs, in addition to legal and accounting fees.





The date of this Prospectus is                           , 1999.

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information and representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

         The securities are only being offered to persons in those states where these securities have been registered or qualified. This does not constitute an offer to sell securities in any state or jurisdiction in which such registration or qualification has not been obtained. Such registrations or qualifications do not constitute endorsement or approval by any state securities commission, nor has any such commission passed upon the accuracy or completeness of this offering statement or any other selling literature.

         No action has been or will be taken by the Company or the Selling Shareholders that would permit a public offering of the common stock or possession or distribution of this Prospectus in any jurisdiction where such action is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company to inform themselves about and to observe any restrictions as to the offering of the common stock and the distribution of this Prospectus

         Until, 1999 (90 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                           --------------------------

         The Company has registered various Internet domain names, including the following: www.socksurf.com, www.safesock.com, www.sockwatch.com, www.twodog.net, www.safezone technology.com, www.children's internet.net & .com. The Company has applied for registration of various trademarks, including the following: SafeZone Technology, SafeZone, TwoDogNet(TM) and The Children's Internet. This Prospectus also includes product names and other trade names and trademarks of the Company and other organizations.

                           --------------------------

                              AVAILABLE INFORMATION

         The Company became subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") for its current fiscal year. Upon completion of this offering, the Company will register under the Exchange Act and will file required annual and quarterly reports.

         The Company intends to furnish its shareholders with annual reports containing financial statements audited by an independent public accounting firm after the end of its fiscal year. The Company's fiscal year ends on December 31. In addition, the Company will send shareholders quarterly reports with unaudited financial information for the first three quarters of each fiscal year.

         This Prospectus is available in an electronic format. Upon appropriate request from a resident of those states in which this offering may lawfully be made, the Company will transmit promptly, without charge, a paper copy of this Prospectus.

         The Company's corporate offices are located at 337 Preston Court, Livermore, CA 94550. The Company's telephone number is (925) 447-0226. The Company's facsimile number is (925) 447-5567. The Company's E-mail address is sholeh@twodognet.com, and its Web site is http://www.twodognet.com. A copy of the Prospectus and Share Purchase Agreement is available at the Company's Website. Information contained in the Company's Website should not be deemed to be part of the Prospectus.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and Financial Statements, including Notes, appearing elsewhere in this Prospectus. See "RISK FACTORS" for a discussion of certain risks associated with an investment in the common stock. Unless otherwise indicated, the information in this Prospectus gives retroactive effect to a 1-for-40 reverse stock split of its shares of common stock effected on March 15, 1996 as part of the Company's reorganization prior to this offering. See "SHARES ELIGIBLE FOR FUTURE RESALE."

The Company

         Two Dog Net, Inc. ("TDN" or the "Company") proposes to provide site content and navigation tools designed especially for children and families to access the Internet in a safe environment that emphasizes educating children and developing their Internet navigation skills. As part of its system development process, the Company has operated as a local Internet Service Provider ("ISP") since 1997 under the name "The Socket." This has enabled the Company to develop and test the user interface for the two primary aspects of the system: the Web service's content areas that allows users to search a wide range of topics while teaching Web navigation skills within the proprietary The Children's Internet(TM) environment, and the search engine ("SafeZone Technology") that allows users to perform direct searches only to the pre-approved sites on the Internet. If an individual site is not pre-approved, the site is not accessible to the user.

         The Company's initial primary market will be families with children ranging from 3 years to 14 years of age. The SafeZone Technology will also provide users with tools for customizing the scope of Internet access for each family member as well as tools for safely navigating the Internet. Management believes the Web service and its related technologies will be the focus of its future operations and provide the primary source of future revenues and the ISP segment will have a negligible impact on future financial results.

Strategy

         The Company's objective is to become the premier gateway or portal to the Internet with an emphasis on children's issues. To accomplish this, the Company's strategy is to offer a unique and engaging on-line experience through its Web service, named TwoDogNet(TM), which is designed to provide a dynamic environment focused on educating children through providing entertaining activities, creating a platform for developing effective Internet navigation skills and providing the portal from TwoDogNet(TM) to pre-approved Internet sites.

Provide a Safe Internet Experience

         In addition to the content provided by the TwoDogNet(TM) environment, the user can use the portal to visit pre-approved sites available from the Internet that will be carefully chosen by an advisory board of educators using criteria that emphasizes educational and age-appropriate content. However, the system is not limited to these pre-approved sites. It is also designed to allow authorized users, e.g. parents, to add sites from the Internet-at-large to the sites available to his or her family, as well as to remove any of the pre-approved sites currently accessible through the system. Such modifications will be user-specific, i.e. no other subscriber will be affected by any other subscriber's customized changes.

Provide a Rich and Dynamic Environment

         The Company's strategy for attracting new subscribers and retaining existing ones is to provide a dynamic environment that continually enhances the users experience. A key aspect of this strategy will be to deliver rich content and search capabilities coupled with fast download times. The Company believes that all users, and children in particular, will stay interested in the content matter and search results and therefore spend more time in the environment if download times are perceived as fast and responsive. The time users spend on the system will directly impact the value of its "real estate", i.e. the areas of the environment where sponsors and advertisers are presented.

         Rich and entertaining content often involves incorporating multi-media files within Web pages. However, these features typically increase download times as compared to text pages or simple graphics. To obtain faster download times, the Company will provide new content to its subscribers on a periodic basis via CD-ROM. The CD-ROM will interface with the TwoDogNet(TM) Web environment, enabling users to enjoy an enriched multi-media experience that includes new original content such as games and instructional content with audio, video and animation.

Promote Product Awareness

         The Company's marketing plan will invest heavily on creating product awareness in order to build a large user base. In addition to the subscription revenue generated, the number of users and the growth rate of the user base, along with the user time spent on the system, are the key elements in determining the value of the advertising space on the system's Web pages. Accordingly, the Company plans to pursue an aggressive marketing strategy to continuously promote awareness of the TwoDogNet(TM) Web environment. See "BUSINESS" -- "MARKETING AND SALES."

Provide Secure and Dependable Technology Infrastructure

         To help insure the dependability of the Company's Web environment to its users and advertisers, the Company plans to provide a secure hardware infrastructure with a capacity level to meet the demands of, and accommodate the growth in, its user base. To accomplish this, the Company intends to install its system on Digital Equipment Corporation's ("DEC") 8400 clustered system. GST Telecommunications, Inc. ("GST") will provide the telecommunication connections to the Internet and Pacific Bell will be available as a backup provider.

Business Development

         By offering a high quality Web environment that focuses on children's safe access to the Internet, TDN initially seeks to generate revenues from three primary sources. These include annual subscriptions from users, corporate sponsorships that integrate the sponsor into the user experience on
TwoDogNet(TM), and advertising revenues from the sale of ad placements on TwoDogNet(TM). In addition, the Company will seek to establish and build its brand names, and the Company's future plans include the marketing and merchandising of TwoDogNet(TM) branded products based on its proprietary characters. In addition, the Company intends to conduct E-commerce on TwoDogNet(TM) to market and merchandise third party products.

         The Company believes that the SafeZone Technology can also be adapted for use by commercial entities and government agencies concerned about workplace productivity.

Leveraging Strategic Alliances

         The Company has entered into a long term contractual agreement with a full service advertising agency, Spunky Productions, LLC ("SPL"), which is working with the Company in providing the creative development of TwoDogNet(TM). The employees and creative staff of SPL will become employees of the Company in the 2nd quarter of this year. See, "BUSINESS--MARKETING AND SALES."

                                  THE OFFERING

common stock Offered by the Company................. 2,000,000 shares (maximum)

common stock Outstanding Prior to the Offering................14,866,919 shares

Use of Proceeds................................. Proceeds  from the sale of the
                                                 shares   will   be   used   to
                                                 purchase  capital   equipment,
                                                 increase      staffing     for
                                                 operation and  administration,
                                                 implement     the    Company's
                                                 marketing  plan,   expand  its
                                                 product   development  efforts
                                                 and provide general  operating
                                                 capital. See "USE OF PROCEEDS."

                             SUMMARY FINANCIAL DATA

         The summary financial data for the years ended December 31, 1996 and 1997 have been derived from the audited Financial Statements of the Company. The summary financial data for the nine month periods ended September 30, 1997 and 1998 have been derived from unaudited interim financial statements of the Company contained elsewhere herein and reflect, in management's opinion, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these periods. Results of operations for any interim period are not necessarily indicative of results to be expected for the full fiscal year. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes to the financial statements, each appearing elsewhere in this Prospectus.


                                                     Year Ended      Year Ended       Nine months Ended
                                                     December 31,   December 31,         September 30,
                                                     ------------   ------------         -------------
                                                                                         (unaudited)
                                                        1996            1997          1997           1998
                                                      ---------      ---------      ---------      ---------
Statements of Income Data:
      Revenue                                         $       0      $  50,406      $  28,310      $ 139,110

      Cost of Revenue                                    42,977        254,010        202,925        175,906
                                                      ---------      ---------      ---------      ---------
           Gross profit (loss)                          (42,977)      (203,604)      (174,615)       (36,796)
      Operating Expenses                                498,375        707,142        338,313        445,190
                                                      ---------      ---------      ---------      ---------
           Operating Income (loss)                     (541,352)      (910,746)      (512,928)       481,986)
      Other Income (Expenses)                             5,357         14,904         12,572         29,649
                                                      ---------      ---------      ---------      ---------

           Net income (loss)                          $(535,995)     $(895,842)     $(500,356)     $(452,337)
                                                      =========      =========      =========      =========

      Loss per share                                  $    (.31)     $    (.06)          (.04)          (.03)
                                                      =========      =========      =========      =========

                                                              December 31, 1997     September 30, 1998
                                                              -----------------     ------------------
Balance Sheet Data:                                                                    (Unaudited)
      Working Capital                                         $   340,889           $   677,374
      Total Assets                                                855,143               988,217
      Stockholders' Equity                                        644,189               927,664


                                  RISK FACTORS

         An investment in the shares being offered by this Prospectus involves a high degree of risk and should only be made by persons who can afford to risk their entire investment. Prospective investors should consider carefully the following risk factors, in addition to other information concerning the Company and its business contained in this Prospectus, before purchasing shares.

Extremely Limited Operating History

         The Company began operations as an Internet Service Provider ("ISP") in 1997. Since 1996, the Company has also been developing software and related system technology to develop and market server and integrated applications to allow access to the Internet within a safe environment for its subscribers.
Management believes the ISP segment of the Company's business will have a relatively negligible impact on the Company's future operations and financial results. Accordingly, the Company has no operating history upon which to evaluate its future potential. Specifically, the Company's limited operating history as an ISP does not provide a basis to evaluate its sources of future revenues from Web-based advertising, user subscriptions and corporate sponsorships, or its future expenses and capital requirements.

         The   Company's   success  is  subject  to  the  risks,   expenses  and
uncertainties frequently encountered by companies in the new and rapidly changing markets for Internet products and services, including Web-based advertising. These risks include, but are not limited to, the failure to complete the initial development of or to extend the TwoDogNet(TM) brands, the failure to integrate the software and hardware components comprising the overall system, the failure to develop new revenue generating media properties, the inability of the company to attract subscribers or to increase levels of user traffic on the TwoDog.Net properties, the development or acquisition of equal or superior services or products by competitors, the failure of the market to adopt the Internet as an advertising medium, the failure to sell a sufficient volume of Web-based advertising due to an inability to effectively staff and manage an internal or outsourced sales force, potential reductions in Web-based advertising due to increased competition from other advertising sources, a restructuring of the Web-based advertising market, the failure of the Company to generate sufficient revenues from corporate sponsorships within the TwoDogNet(TM) properties, the failure of the Company to successfully develop and offer personalized Web-based services to consumers without errors or interruptions in service, the inability to expand its internal financial, administrative and product development systems to accommodate the Company's potential growth, and the inability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be successful in addressing such risks.

Accumulated Deficit

         As of September 30, 1998, the Company had an accumulated deficit of $2,991,217. The limited operating history of the Company and the uncertain nature of the markets addressed by the Company make the prediction of future results of operations difficult or impossible. The Company currently expects to significantly increase its operating expenses related to expanding its sales and marketing operations, to continue to develop and extend the TwoDogNet(TM) brand, to fund greater levels of product development and to develop and commercialize additional media properties. As a result of these factors, there is no assurance that the Company will not incur significant losses on a quarterly and annual basis in the future. Since January 1996 through September 30, 1998, the Company has funded its operations through a private placement of its common stock, which has raised approximately $4.4 million. The private placement shall continue until the filing date of this Prospectus. Recent sales of the Company's stock through the private placement have been at a price of $3.25 per share. The Company's independent certified public accountants have included an explanatory paragraph in their report stating these factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1 to the Financial Statements. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," the Financial Statements, the related Notes to the financial statments and other financial information appearing elsewhere in this Prospectus.

Fluctuations in Quarterly Operating Results; Anticipated Losses

         As a result of the Company's limited operating history, the Company does not have any historical financial data upon which to project future levels of expenses accurately. The Company expects to derive its revenues from subscriptions, sponsorships, the sale of advertisements and commissions from the sale of third party products, which are difficult to forecast accurately. Accordingly, future quarterly results may differ significantly from management's projections. The Company's planned expense levels will be based in part on its expectations concerning future revenue and, to a large extent, depend upon the success of the Company's marketing efforts to attract subscribers. The Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. In such a case, any significant revenue shortfall in relation to the Company's expectations would have a material adverse effect on the Company's business, operating results, and financial condition. In addition, the Company plans to continue to significantly increase its operating expenses related to expanding its sales and marketing operations, to continue to develop and extend the TwoDogNet(TM) brand, to fund greater levels of product development, and to develop and commercialize additional media properties. To the extent such expenses precede or are not subsequently followed by increased revenues, the Company's business, operating results, and financial condition will be materially and adversely affected. In view of the rapidly evolving nature of the Company's business and its lack of operating history, the Company believes that its past operating results are not meaningful and should not be relied upon as an indication of future performance. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside the Company's control. These factors include the level of usage of the Internet, demand for Internet advertising, the addition or loss of advertisers, the level of user traffic on TwoDogNet(TM), the advertising budgeting cycles of individual advertisers, the amount and timing of capital expenditures and other costs relating to the expansion of the Company's operations, the introduction of new products or services by the Company or its competitors, pricing changes for Web-based advertising, the timing of initial set-up, engineering or development fees that may be paid in connection with larger advertising and distribution arrangements, technical difficulties with respect to the development or operation of TwoDogNet(TM), incurrence of costs relating to future acquisitions, general economic conditions and economic conditions specific to the Internet and online media. As a strategic response to changes in the competitive environment, the Company may from time to time make certain pricing, service or marketing decisions, or business combinations that could have a material adverse effect on the Company's business, operating results and financial condition. The Company expects to experience seasonality in its business. Seasonality may affect the amount of customer advertising dollars placed with the Company in the first and third calendar quarters as advertisers historically spend less during these quarters.

Dependence on Continued Growth in the Use of the Internet; Technological Change

         The Company's future success is substantially dependent upon continued growth in the use of the Internet and the Web in order to support the sale of advertising on the Company's online media properties. There can be no assurance that communication or commerce over the Internet will become more widespread or that extensive content will continue to be provided over the Internet. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including lack of acceptable security technologies, potentially inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development and commercialization of performance improvements, including high speed modems. In addition, to the extent that the Internet continues to experience significant growth in the number of users and level of use, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it by such potential growth or that the performance or reliability of the Web will not be adversely affected by this continued growth. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, the Company's business, operating results, and financial condition would be materially and adversely affected. The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products and services in the near future. Failure of the Company to effectively adapt to technological developments could have a material
adverse  affect  the  Company's  business,   operating  results,  and  financial
condition.

Risk of Capacity Constraints and Systems Failures

         The Company will be dependent on its ability to effectively serve a high volume of use of its online media properties. Accordingly, the performance of the Company's online media properties is critical to the Company's reputation, its ability to attract advertisers to the Company's Web sites, and to achieve market acceptance of these products and media properties. Any system failure that causes an interruption or an increase in response time of the Company's products and media properties could result in less traffic to the Company's Web sites and, if sustained or repeated, could reduce the attractiveness of the Company's products and media properties to advertisers and subscribers. An increase in the volume of queries conducted through the Company's products and media properties could strain the capacity of the software or hardware deployed by the Company, which could lead to slower response time or system failures, and adversely affect the online exposure expected by advertisers and thus the Company's advertising revenues. In addition, as the number of Web pages and users increase, there can be no assurance that the Company's products and media properties and infrastructure will be able to scale accordingly. The Company also face technical challenges associated with higher levels of personalization and localization of content delivered to users of its services, which adds strain to the Company's development and operational resources. The Company is also dependent upon Web browsers and Internet and online service providers for access to its products and media properties. In particular, private third party providers such as GST Telecom provide the Company's principal Internet connection. Any disruption in the Internet access provided by third-party providers or any failure of third-party providers to handle higher volumes of user traffic could have a material adverse effect on the Company's business, operating results, and financial condition. Furthermore, the Company is dependent on hardware suppliers for prompt delivery, installation, and service of servers and other equipment used to deliver the Company's products and services. Failure on the part of these third party providers to timely deliver, install or integrate the Company's hardware could have a material, adverse effect on the Company's business, operating results and financial condition.

         The Company's operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events. In addition, substantially all of the Company's network infrastructure is located in Northern California, an area susceptible to earthquakes, which also could cause system outages or failures. The Company does not presently have multiple site capacity in the event of any such occurrence. Despite the planned implementation of network security measures by the Company, its servers may be vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with the Company's computer systems. The occurrence of any of these events could result in interruptions, delays, or cessations in service to its users, which could have a material adverse effect on the Company's business, operating results, and financial condition.

Year 2000 Compliance

         There are issues associated with the programming code in existing computer systems as the year 2000 approaches. The "Year 2000 problem" is pervasive and complex, as virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. The Company believes that its internal ISP software and hardware systems will function properly with respect to dates in the year 2000, however there can be no assurance in this regard until such systems are operational in the year 2000 and thereafter. The Company plans to purchase a significant amount of equipment for its planned Web environment and management information systems and its policy will require that all equipment and software to be purchased be Year 2000 compliant.

         The Company is in the process of contacting all of its significant suppliers to determine the extent to which the Company's interface with these suppliers make it vulnerable to any third party failure to make their own systems Year 2000 compliant. At this time, the Company can not estimate the effect, if any, that non-compliant systems at these entities will have on the Company's business, operating results and financial condition. In the event of a failure of such non-compliant systems, the Company could incur unanticipated expenses to remedy any problems, which could have a material adverse effect on the Company's business, operating results and financial condition. Current users of the Internet with computers that are not year 2000 compliant, may experience system failures and therefore be unable to gain access to the Internet in the Year 2000. As a result, the decreased Internet usage could have a material adverse effect on the Company's advertising revenues and consequently its business, operating results and financial condition. In addition, the Company will rely heavily on revenues from advertisers and sponsors. The purchasing patterns of potential advertisers and sponsors may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds available for Internet advertising, which could have a material adverse effect on the Company's business, operating results and financial condition. The Company has not made any assessment of the Year 2000 risks associated with its third party suppliers or potential advertisers and has not made any contingency plans to address such risks.

Dependence on Key Personnel; Need For Additional Staff

         The Company's performance is substantially dependent on the performance of its senior management and key technical personnel, including Nasser Hamedani, Sholeh Hamedani, Larry Wheeler and Tyler Wheeler. In particular, the Company's success depends substantially on the continued efforts of its senior management team. The Company does not carry key person life insurance on any of its senior management personnel. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results, and financial condition of the Company.

         The Company currently has nine employees, and currently utilizes the services of SPN, whose staff of six will become employees of the Company in the 2nd quarter of this year. Prior to forming TDN, Nasser Hamedani and Sholeh Hamedani had not run an Internet-based business. Their experience is in sales, marketing and production. The Company's success will also depend heavily upon the Internet, marketing and content development experience of SPN's staff. As a result, the Company's future success will depend heavily on its ability to immediately attract additional employees to sufficiently staff key functional areas supporting the business, including but not limited to the areas of technology and development, customer support, finance and administration and operations. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in achieving a staffing plan in all of the key functional areas of the Company within a time frame that is consistent with its overall business plan. In addition, there is no assurance that the Company will be able to retain its key managerial and technical employees or that it will be able to attract and retain additional highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material and adverse effect upon the Company's business, operating results, and financial condition.

Ability to Manage Growth

         The Company anticipates that significant expansion of its operations will continue to be required in order to address potential market opportunities. The Company expects to increase its personnel significantly in the near future. The Company's anticipated growth may place a significant strain on its managerial, operational and financial resources and systems. To manage its growth, the Company must implement, improve and effectively utilize its operational, management, marketing and financial systems and train and manage its employees. Many of the Company's senior management will be new to the Company. These individuals may have not previously worked together and will have to transition into integrating as a management team. There can be no assurance that the Company will be able to manage effectively the expansion of its operations or that the Company's current or future personnel, systems, procedures and controls will be adequate to support the Company's operations. Any failure of management to effectively manage the Company's growth could have a material adverse effect on the Company's business, results of operations and financial condition. See "DEPENDENCE ON KEY PERSONNEL; NEED FOR ADDITIONAL STAFF."

Security Risks

         Despite the implementation of security measures, the Company's networks may be vulnerable to unauthorized access, computer viruses and other disruptive problems. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in the Company's Internet operations. ISPs and Operating System Providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. The Company may be required to expend significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by such breaches. Although the Company intends to continue to implement industry-standard security measures, there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to users accessing the Company's Websites, which could have a material adverse effect on the Company's business, results of operations and financial condition.

Competition

         The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and the Company expects that competition will continue to intensify. Although the Company currently believes that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments.

         The Company will compete with many other providers of security software, information and community services. Many companies offer competitive products or services addressing filtering of Web content, including, among others, Net Nanny (Net Nanny Software, Inc.), Cyber Patrol (The Learning Company), Cyber Snoop (Pearl Software, Inc.), Cyber Sentinel (Security Software Systems, Inc.), Cybersitter 97 (Solid Oak Software, Inc.), SurfWatch (SurfWatch Software, Inc.), WebChaperone (WebCo International, Inc.) EdView Channel Lock and EdViewsmart Zone (EdView, Inc.) and X-Stop (Log-On Data, Inc.). In addition, the Company will compete with online services such as Yahooligans! (Yahoo!), a Web navigator designed for children in grades K-12, America Online ("AOL"), which offers parental control options for Web access and Disney's Blast Online, which also offers child-oriented Web navigation. These companies already have an established market presence, and, because the Company has not introduced its product, are ahead of the Company in gaining market share.

         Also, entities that sponsor or maintain high-traffic Web sites or that provide an initial point of entry for Internet users, such as the Regional Bell Operating Companies or Commercial Online Services such as AOL, currently offer and could further develop, acquire or license Internet search and navigation functions that could compete with those offered by the Company.

         In the event that the Company extends its business internationally, the Company may also face intense competition in international markets, including competition from U.S.-based competitors as well as media and online companies that are already well established in those foreign markets. Many of the Company's existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or AOL. Greater competition resulting from such relationships could have a material adverse effect on the Company's business, operating results and financial condition. See, "BUSINESS -- INTERNET SECURITY."

         The Company will also compete with online services, other Web site operators and advertising networks, as well as traditional offline media such as television, radio and print for a share of advertisers' total advertising budgets. The Company believes that the number of companies selling Web-based advertising and the available inventory of advertising space have increased substantially during recent periods. Accordingly, the Company may face increased pricing pressure for the sale of advertisements and reductions in the Company's advertising revenues.

         The Company believes that the principal competitive factors in its anticipated markets are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, the availability of high-quality, focused value added services, required technology to offer access to end users with fewer interruptions, and, with respect to advertisers and sponsors, the number of users, duration and frequency of visits and user demographics. Competition among current and future suppliers of Internet navigational and informational services, high-traffic Websites and ISPs, as well as competition with other media for advertising placements, could result in significant price competition and reductions in advertising revenues. There can be no assurance that the Company will be able to compete successfully or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, operating results, and financial condition.

Developing Market; Lack of Proven Acceptance of the Company's Products and Media Properties

         The markets for the Company's products and media properties have only recently begun to develop, are rapidly evolving, and are characterized by an increasing number of market entrants who have introduced or developed content filtering products and child-oriented services for use on the Internet and the Web. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for the Company's products and media properties is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance either that the market for the Company's products and media properties will continue to develop or that demand for the Company's products or media properties will be sustainable. If the market develops more slowly than expected or becomes saturated with competitors, or if the Company's products and media properties do not sustain market acceptance, the Company's business, operating results and financial condition will be materially and adversely affected.

Risks Associated With Brand Development

         The Company believes that establishing and maintaining the TwoDogNet(TM) brand is a critical aspect of its efforts to attract and expand its audience and that the importance of brand recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry. Promotion and enhancement of the TwoDogNet(TM) brand will depend largely on the Company's success in providing high-quality products and services, which success cannot be assured. In order to attract and retain Internet users and to promote and maintain the TwoDogNet(TM) brand in response to competitive pressures, the Company may find it necessary to increase substantially its financial commitment to creating and maintaining a distinct brand loyalty among consumers. In addition, the increased availability of greater bandwidth through sources such as cable systems may negatively impact the advantages offered by the InterROM CD. If the Company is unable to provide high-quality products and services or otherwise fails to promote and maintain its brand, or if the Company incurs excessive expenses in an attempt to improve its products and services or promote and maintain its brand, the Company's business, operating results, and financial condition will be materially and adversely affected.

Reliance on Advertising Revenues and Uncertain Adoption of the Web as an Advertising Medium

The Company will derive the majority of its revenues from the sale of sponsorships and other forms of advertising on its Web pages. Given the relatively short time period the Internet has been an accepted advertising medium, most of the Company's potential advertising customers will have only limited experience with the Web as an advertising medium, have not devoted a significant portion of their advertising expenditures to Web-based advertising and may not find such advertising to be effective for promoting their products and services relative to traditional print and broadcast media. The Company's ability to generate significant advertising revenues will depend upon, among other things, advertisers' acceptance of the Web as an effective and sustainable advertising medium, the development of a large base of users of the Company's services possessing demographic characteristics attractive to advertisers, and the ability of the Company to continue to develop and update effective advertising delivery and measurement systems. No standards have yet been widely accepted for the measurement of the effectiveness of Web-based advertising, and there can be no assurance that such standards will develop sufficiently to support Web-based advertising as a significant advertising medium. In addition, there can be no assurance that the advertisers will determine that corporate sponsorships and relationship advertising are effective advertising tools, and there can be no assurance that the Company will effectively transition to any other forms of Web-based advertising, should they develop. In addition, there can be no assurance that the Company's pricing for advertising space and sponsorships will gain acceptance amongst advertisers.

         Certain advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of advertising on the Internet.

         The Company will track usage on various levels in order to develop and update its pricing model. The valuations will track the Company's expectations of the value of sponsorship advertising space on the Website. There also can be no assurance that the Company's online advertisers will accept the internal and third-party valuations of its online properties on TwoDogNet(TM). The Company will rely primarily on the efforts of SPL to sell sponsorships and advertising. As a result of these factors, there can be no assurance that the Company will achieve sufficient advertising sales levels or whether the Company will sustain or increase such advertising sales levels once achieved. Failure to do so will have a material adverse effect on the Company's business, operating results, and
financial  position.   See  "MARKETING."

Dependence on Continued Personal Computer Sales

The success of the Company is dependent upon the continuing use of PCs, and especially multimedia PCs, in the consumer and school market. A general decrease in unit sales of PCs or shift to an alternative means of delivery could adversely affect the Company's future results of operations.

Trademarks and Proprietary Rights

         The Company regards its copyrights, trademarks, trade dress, trade secrets, and similar intellectual property as critical to its success, and the Company relies upon trademark and copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers, partners and others to protect its proprietary rights. The Company pursues the registration of its trademarks in the United States and internationally, and has applied for the registration for certain of its trademarks, including "TwoDogNet(TM)," "SafeZone," "SafeZone Technology," and "The Children's Internet." The Company has registered the Internet domain names for the various Web Sites related to its services. Effective trademark, copyright, and trade secret protection may not be available in every country in which the Company's products and media properties are distributed or made available through the Internet. The Company may license elements of its distinctive trademarks, trade dress, and similar proprietary rights to third parties, including in connection with branded mirror sites of TwoDogNet(TM), and other media properties and merchandise that may be controlled operationally by third parties. While the Company attempts to ensure that the quality of its brand is maintained by such licensees, no assurances can be given that such licensees will not take actions that could materially and adversely affect the value of the Company's proprietary rights or the reputation of its products and media properties, either of which could have a material adverse effect on the Company's business. There can be no assurance that the distinctive elements of TwoDogNet(TM) will be protectible under copyright law or other intellectual property law. Also, there can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that third parties will not infringe or misappropriate the Company's copyrights, trademarks, trade dress, and similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against the Company.

         Many parties are actively developing search, indexing, and related Web technologies at the present time. The Company believes that such parties have taken and will continue to take steps to protect these technologies, including seeking patent protection. As a result, the Company believes that disputes regarding the ownership of such technologies are likely to arise in the future.

Government Regulation & Legal Uncertainties

         A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Additionally, it is uncertain as to how existing laws will be applied by the judiciary to the Internet. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for the Company's services, increase the Company's cost of doing business or otherwise have a material adverse effect on the Company's business, results of operations and financial condition. Prohibition and restriction of Internet content could dampen the growth of Internet use, decrease the acceptance of the Internet asa communications and commercial medium, expose the Company to liability, and/or require substantial modification of TwoDogNet(TM), and thereby have a material adverse effect on the Company's business, results of operations and financial condition. Internet user privacy has become an issue both in the United States and abroad. Recently, the Children's Online Privacy Protection Act was signed into law, which authorizes the Federal Trade Commission (the "FTC") to develop regulations for the collection of data from children by commercial Web site operators. The Company is currently undertaking a review of its information-collection practices. However, the Company cannot predict the exact form of the regulations that the FTC may adopt. There can be no assurance that the United States or foreign nations will not adopt additional legislation purporting to protect such privacy. Any such action could affect the way in which the Company is allowed to conduct its business, especially those aspects that involve the collection or use of personal information, and could have a material adverse effect on the Company's business, results of operations and financial condition. The tax treatment of the Internet and e-commerce is currently unsettled. A number of proposals have been made at the federal, state and local level and by certain foreign governments that could impose taxes on the sale of goods and services and certain other Internet activities. Recently, the Internet Tax Information Act was signed into law, placing a three-year moratorium on new state and local taxes on Internet commerce. However, there can be no assurance that future laws imposing taxes or other regulations on commerce over the Internet would not substantially impair the growth of e-commerce and as a result have a material adverse effect on the Company's business, results of operations and financial condition. Certain local telephone carriers have asserted that the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure, and that many areas with high Internet use have begun to experience interruptions in telephone service. These carriers have petitioned the Federal Communications Commission (the "FCC") to impose access fees on ISPs and OSPs. If such access fees are imposed, the costs of communicating on the Internet could increase substantially, potentially slowing the growth in use of the Internet, which could in turn decrease demand for the Company's services or increase the Company's cost of doing business, and thus have a material adverse effect on the Company's business, results of operations and financial condition. Although the Company's server is located in the State of California, the governments of other states and foreign countries might attempt to take action against the Company for violations of their laws. There can be no assurance that violations of such laws will not be alleged or charged by state or foreign governments and that such laws will not be modified, or new laws enacted, in the future. Any of the foregoing could have a material adverse effect on the Company's business, results of operations and financial condition.

         Online content restrictions cover many areas, including but not limited to, indecent or obscene content and gambling. Several federal and state statutes prohibit the transmission of certain types of indecent, obscene, or offensive information and content, including sexually explicit information and content, over the Internet to certain persons. The constitutionality and the enforceability of some of these statues is not clear at this time. For example, in 1997 the Supreme Court of the United States held that selected parts of the federal Communications Decency Act of 1996 (the "CDA") governing "indecent" and "patently offensive" content were unconstitutional. Many other provisions of the CDA, including those relating to "obscenity," however, remain in effect. Prior to the Supreme Court's decision, a federal district court in New York held that certain provisions of the New York penal law modeled on the CDA violated the Constitution. A companion provision of that law, however, was subsequently upheld. Since the Supreme Court's decision, a federal district court in New Mexico held that a recently adopted provision of the New Mexico penal law purporting to make it unlawful to disseminate over the Internet information that is "harmful to minors" also violated the Constitution. Recently, the Child Online Protection Act ("COPA")was signed into law, and became effective on November 20,1998. COPA requires Web sites engaged in the business of the commercial distribution of material that is deemed to be harmful to minors to restrict their access to such material. However, COPA exempts from liability telecommunications carriers, ISPs and companies involved in the transmission, storage, retrieval, hosting, formatting or translation of third-party communications where such companies do not select or alter the third-party material. The constitutionality of COPA is currently being challenged in a federal district court, and the Company cannot predict the outcome or the effect of such challenges or the effect that COPA may have on the Company's business. The passage of constitutional "decency" laws, which may prohibit or limit the distribution of inappropriate material on the Internet, could adversely affect the necessity for the Company's products and services.

         Furthermore, the manner in which existing domestic and foreign laws (including Directive 95/46/EC of the European Parliament and of the European Council on the protection of individuals with regard to the processing of personal data and on the free movement of such data, to become effective in the individual member states by October 24, 1998), will or may be applied to online service and Internet access providers is uncertain, as is the effect on the Company's business given different possible applications.

Liability For Information Services and Commerce-Related Activities

         Because materials may be downloaded by the online or Internet services operated or facilitated by the Company and may be subsequently distributed to others, there is a potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such materials. Such claims have been brought, sometimes successfully, against online service providers in the past. In addition, the Company could be exposed to liability with respect to the selection of listings that may be accessible through the Company's TwoDogNet(TM)-branded products and media properties. Such claims might include, among others, that by providing hypertext links to Web sites operated by third parties, the Company is liable for copyright or trademark infringement or other wrongful actions by such third parties through such Web sites. It is also possible that if any information provided through the Company's services, such as TwoDogNet(TM), contain errors, third parties could make claims against the Company for losses incurred in reliance on such information. Even to the extent such claims do not result in liability to the Company, the Company expects to incur significant costs in investigating and defending such claims.

Concentration of Stock Ownership

         Immediately prior to this offering, present directors, executive officers, greater than 5% shareholders and their respective affiliates beneficially owned approximately 82.5% of the outstanding common stock of the Company. As a result of their ownership, the directors, executive officers, greater than 5% shareholders and their respective affiliates collectively are able to control all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Even in the event that all the shares offered are sold, present directors, executive officers, greater than 5% shareholders and their respective affiliates will beneficially own approximately 72.7% of the outstanding common stock of the Company. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

No Prior Public Market; Possible Volatility of Stock Price

         The trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats or new products or services by the Company or its competitors, changes in financial estimates by securities analysts, general economic conditions, conditions or trends in the Internet and online commerce industries, changes in the market valuations of other Internet, online service or retail companies, announcements by the Company of significant acquisitions, strategic partnerships, joint ventures or capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond the Company's ability to control. Because there is no established market for the Company's securities, investors may have difficulty selling their shares. Although the Company intends to apply for listing on the Nasdaq National Market System ("Nasdaq NMS"), the Company may not qualify for listing if only the minimum offering amount is raised. Failure to obtain a Nasdaq NMS listing will cause investors to experience limited liquidity.

In addition, the stock market in general, and the Nasdaq NMS and the market for Internet-related and technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. The trading prices of many technology companies' stocks are at or near historical highs and reflect multiples of earnings and revenues substantially above historical levels. There can be no assurance that these trading prices and multiples will be sustained. These broad market and industry factors may materially and adversely affect the market price of the Common Stock, regardless of the Company's operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted against such company. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources, which would have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

"Penny" Stock Regulation of Broker-Dealer Sales of Company Securities

         The Company intends to list its common stock on the Nasdaq NMS upon meeting the requirements for a Nasdaq NMS listing, if ever. However, upon completion of the minimum offering, the Company may not meet the requirements for a Nasdaq NMS listing. Until the Company obtains a listing on Nasdaq NMS, if ever, the Company's securities may be covered by a Rule 15g-9 under the Securities Exchange Act of 1934 that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).

         For transactions covered by the rule, the broker-dealer must furnish to all investors in penny stocks, a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934, make a special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's account for transactions in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives; (ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

         A penny stock means any equity security other than a security (i) registered, or approved for registration upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1 (ii) authorized or approved for authorization upon notice of issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more or . . . . (iv) whose  issuer has net  tangible  assets in excess of  $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this Offering to sell their shares in the secondary market. See "NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE."

Shares Eligible For Future  Sale

         Sales of substantial amounts of the Company's common stock in the public market after this offering could adversely affect prevailing market prices for the common stock. The 2,000,000 shares of common stock offered hereby will be freely tradeable without restriction in the public market. A significant number of shares will be freely tradeable when restrictions on resale under Rule 144 expire. Taking into account restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"), rules promulgated by the Securities and Exchange Commission (the "Commission") thereunder, could adversely affect prevailing market prices for the common stock or the future ability of the Company to raise capital through an offering of equity securities.

         In addition, the Company intends to file a registration statement on Form S-8 under the Securities Act after the effective date of this Prospectus to register an undetermined number of shares of common stock reserved for issuance to employees. See "SHARES ELIGIBLE FOR FUTURE SALE."

Dilution

         Investors participating in this Offering will incur immediate and substantial dilution. See "DILUTION."

Arbitrary Offering Price

         The price of the common stock has not been determined by any independent financial evaluation, market mechanism or by the Company's accountants, Marc Lumer & Company and is therefore, to a large extent, arbitrary. Marc Lumer & Company has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by the Company. As a result, the value of the common stock, as determined by management, may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered or that they have any market value whatsoever.

Need for Additional Financing; Uncertainty of Additional Financing

         The Company currently anticipates that the net proceeds of the offering, if the maximum amount is raised, will be sufficient to meet its anticipated needs for working capital and capital expenditures for at least the next 12 months. If only the minimum amount is raised, the Company may need to raise additional capital to further fund its marketing efforts, product development and to provide additional working capital. In the event the net proceeds from this Offering are significantly less than the maximum proceeds of $20,000,000 less expenses associated with this Offering, the Company will have to lower its planned expenditures, e.g. the Company will purchase a server that will accommodate a lower volume of Internet users, and the timing of such expenditures which will have a materially adverse effect on its business, operating results and financial condition. Additionally, the Company may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary technologies or services. The inability to raise more than the minimum offering amount could adversely affect the Company's ability to achieve its business plan. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Company's common stock. There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or not available on acceptable terms, the Company may not be able to fund its expansion, promote its brand names as the Company desires, develop or enhance services or respond to competitive pressures. Any such inability could have a material adverse effect on the Company's business, results of operations and financial condition.

Dividend Policy

         The Company has never paid cash dividends on its common stock. The Company currently anticipates that it will retain all of its future earnings for use in the expansion and operation of its business and does not anticipate paying any cash dividends in the foreseeable future.

                                 USE OF PROCEEDS

         The net proceeds available to the Company from the sale of the shares in this Offering are estimated to be approximately $7,000,000 if the minimum is sold, and $20,000,000 if the maximum is sold, before deducting other offering expenses (estimated to be $186,000). The Company expects to use the net proceeds for the purposes outlined below. If the Company raises less than the maximum amount of this Offering, it intends to prioritize expenditures as necessary to achieve its stated business objectives. For example, if only the minimum offering amount is raised, the Company will acquire a server from Digital Equipment Corporation at a cost of approximately $2,000,000, that will accommodate a lower volume of Internet users.

                                                                     Minumum                           Maximum
                                                                     -------                           -------
1.  Acquisition of server and peripheral hardware         $ 2,000,000            28.6%      $ 3,000,000            15.0%

2.  Marketing and advertising                               3,500,000            50.0%        8,540,000            42.7%

3.  Software and product development                                0             0.0%        2,800,000            14.0%

4.  Working capital and general corporate purposes          1,500,000            21.4%        5,660,000            28.3%
                                                          -----------           -----        ----------           ------
                                                          $ 7,000,000           100.0%      $20,000,000           100.0%
                                                          ===========           =====       ===========           ======

         Management does not anticipate changes in the proposed allocation of estimated net proceeds of this Offering, but reserves the right to make changes if management believes those changes are in the best interests of the Company. Management does not foresee reallocating any significant portion of the proceeds to working capital and general corporate purposes.

                                 CAPITALIZATION

         The following table sets forth the actual capitalization of the Company on September 30, 1998, and as adjusted on the basis of the receipt of the minimum and maximum offering amounts.

                                                     Actual                Minimum                 Maximum
                                                     ------                -------                 -------
                                                                          (700,000)              (2,000,000)
Stockholders' equity:      Common stock,
$.01 par value, 200,000,000 shares
authorized; 14,719,173 at 9/30/98 shares
outstanding
                                                      14,719                14,719                   14,719

Additional paid-in capital                         4,138,393            11,138,393               24,138,393

Note receivable from officer                        (234,231)             (234,231)                (234,231)

Accumulated deficit                               (2,991,217)           (2,991,217)              (2,991,217)
                                                  ----------            ----------               -----------
Stockholders' equity                                 927,664             7,927,664               20,927,664
                                                  ----------            ----------               -----------
Total capitalization                             $   927,664          $  7,741,664             $ 20,741,664
                                                  ==========            ==========               ==========

                                    DILUTION

         On September 30, 1998, the Company had a net tangible book value of $913,170, or $.06 per share. The net tangible book value per share is equal to the Company's total tangible assets, less its total liabilities divided by its total number of shares of common stock outstanding. After giving effect to the sale of 700,000 shares, in the case of the minimum offering, and the sale of 2,000,000 shares in the case of the maximum offering, at the public offering price of $10.00 per share, after deducting the costs associated with the offering, the pro forma net tangible book value of the Company as of September 30, 1998, would have been $7,727,170 or $.28 per share in the case of the minimum offering, and $20,727,170 or $1.13 per share in the case of the maximum offering. This represents an immediate increase in net tangible book value of $.23 per share if the minimum is sold or an increase of $1.08 per share if the maximum is sold, to existing shareholders and an immediate dilution of $9.72, if the minimum is sold, and $8.87 per share, if the maximum is sold, to new investors purchasing shares in this Offering. The following table illustrates the per share dilution in net tangible book value to new investors:



                                                                  Minimum                Maximum
                                                             ----------------      ------------------
                                                             (700,000 shares)      (2,000,000 shares)
Public offering price per share                                        $10.00                $10.00
     Net tangible book value per share
       on September 30, 1998                                  $ .06                 $ .06
     Increase in net tangible book value per share
       attributed to new investors                            $ .50                 $1.08
                                                              -----                 -----
Pro forma net tangible book value per share
     As of September 30, 1998, after this Offering                     $  .50                 $1.24
                                                                       ------                 -----
Net tangible book value dilution per share
     to new investors                                                  $ 9.50                 $8.76
                                                                       ======                 =====

         The following table sets forth on a pro forma basis as of September 30,
1998, the difference between existing  shareholders and new investors purchasing shares in this  Offering,  with respect to the number of shares  purchased,  the total consideration paid and the average price paid per share: Minimum Offering:
Shares Purchased Total Consideration Average Price Number Percent Amount Percent
Per Share
Minimum Offering:
                                    Shares Purchased                 Total Consideration         Average Price
                                ------------------------          ------------------------       -------------
                                 Number           Percent         Amount            Percent        Per Share
                                 ------           -------         ------            -------        ---------
Existing Shareholders         14,719,173             95.5%     $ 4,153,112             37.2%     $     .28
New Investors                    700,000              4.5%       7,000,000             62.7%         10.00
                              ----------           ------       ----------           ------
   Total                      15,419,173           100.00%     $11,153,112           100.00%
                              ==========           ======       ==========           ======

Maximum Offering:
                                   Shares Purchased                  Total Consideration         Average Price
                                -------------------------        --------------------------      -------------
                                Number            Percent        Amount             Percent        Per Share
                                ------            -------        ------             -------        ---------

Existing Shareholders         14,719,173            88.0%      $ 4,153,112            17.2%      $      .28
New Investors                  2,000,000            12.0%       20,000,000            82.8%           10.00
                              ----------           ------       ----------           ------
   Total                      16,719,173             100%      $24,157,112             100%
                              ==========           ======       ==========           ======


                                    BUSINESS

         The following Business section contains forward-looking statements which involve risks and uncertainties. When used in this section, the words "anticipate", "believe", "estimate", "plans", "expects" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors".

Company Overview

         Two Dog Net, Inc. ("TDN" or the "Company") was incorporated under the name Vi-Com, Inc. on July 14, 1983 under the laws of the State of Utah, changed its name to Quick Stop Photo International, Inc. on October 29, 1984 and to Asian-American International, Inc. ("AAII") on May 9, 1988. The Company was inactive from 1990 to July 1995, at which time the Company's current President obtained majority ownership and changed the Company's name to International Marketing Dynamics, Inc. The Company changed its name to Two Dog Net, Inc. on December 30, 1998 to better reflect its business and services. Current management has no relationship to operations conducted prior the acquisition of AAII in 1995.

         Since 1996, TDN has been developing its Web service technology to provide site content and navigation tools designed especially for children and their families. TDN's service is designed to allow children to access the Internet in a safe environment that emphasizes educating children and developing their Internet navigation skills. As part of its system development process, the Company has operated as a local Internet Service Provider ("ISP") since 1997 under the name "The Socket." This has enabled TDN to develop and test the user interface for the two primary aspects of the system: the Web service's content areas that allows users to search a wide range of topics while teaching Web navigation skills and the search engine ("SafeZone Technology"), that allows users to perform direct searches only to pre-approved sites on the Internet. TDN intends to have The SafeZone Technology provide users with tools for customizing the scope of Internet access for each family member.

         The Company's initial primary market will be families with children ranging from 3 years to 14 years of age. The Web environment will provide specific content areas to target different age groups within the target age range. The search engine will also be designed to allow access to pre-approved sites that apply to each group.

         Management believes the Web service and its related technologies will be the focus of its future operations and provide the primary source of future revenues and the ISP segment will have a minor impact on future financial results.

Industry Background

The Internet

         The Internet is a global Web of inter-connected computer networks, which enables commercial organizations, educational institutions, government agencies and individuals to communicate freely, access and share information, and conduct business remotely. The emergence of the World Wide Web allows commercial organizations a new medium in which to publish multi-media documents and other information for public access and to advertise or provide products and services to users. Many such commercial enterprises have established Web sites to enhance these new market opportunities. Customer service, electronic commerce, advertising and market data generation is all being conducted across the World Wide Web.

         The very openness of the Internet means that transmitted information and data stored in connected hosts are exposed to other users who are able, in the absence of effective security measures, to gain access to inappropriate data. This fundamental weakness mandates that organizations and individual weigh security, productivity and censorship concerns against the perceived commercial opportunities presented by millions of Internet users. The Company believes that growth in online commerce will be better served if security issues and ease of use by children and their families are improved.

         The Internet is experiencing significant growth. Current projections forecast that between 30 million to 60 million households in the United States will have Internet access by the year 2000. This represents a 67% to 233% increase over the corresponding 1996 level of 18 million households.







Households With Online Access
Comparitive Projections
1995-2000

                              [ GRAPHIC OMITTED ]








         The Internet can be accessed by joining one of several service providers. Users access the Internet either by Commercial On-line Service (COS) such as AOL or through Internet Service Providers (ISPs).

         The COS offers proprietary interfaces, which make it easier for users to initially install and explore the Internet. ISPs require the user to install a browser (Netscape or Microsoft Internet Explorer) as the link to the Internet. Regardless of which form of service is chosen, the Internet user will have access to electronic mail (e-mail), chat rooms, and the ability to search the World Wide Web. A recent survey by CTI indicates that more Americans are choosing ISP's rather than on-line services (such as AOL).

         A June 1998 Nielsen Media Research study found that over 70 million Americans are now online, nearly 35% of the US population. A 1998 Baruch College-Harris Poll, that surveyed over 3000 individuals in the United States found that the Internet population is now 46% female, up from 23% in September 1995. Young American "Net" users outnumber older Americans, but the gap is closing. Forty nine percent of all Americans between the ages of 18 and 24 are Internet users. For those between 25 and 29 years old, thirty seven percent are online while over 20% of Americans over 50 use the Internet. According to Find/SVP, in their report "Children on the Internet", children under 18 are one of the fastest growing sections of Internet users. The Find/SVP report projects that 45 million children will be online by the year 2002.


         The Internet population is also still skewed toward the affluent: 42% of Internet and Web users have household incomes of more than $50,000 a year, while only 18% take in $25,000 or less. But since the lower-income category probably includes many students, it may overstate Net participation by the country's poorest households. The race gap in Internet use, one primarily dominated by whites, has closed to a large extent. In 1998, the percentage of black and Hispanic Internet users was only 3% lower than that of whites. The use of the Internet as an e-commerce vehicle continues to grow dramatically. IntelliQuest's market research indicates that 63% of online users have made a purchase over the net. The Nielsen study found that on-line purchases are increasing at an annual rate of over 100%.

Internet Security for Children

         Issues surrounding safety on the Internet, which includes children's access to offensive material, have received considerable exposure over the last several years and have generated considerable debate in the public-at-large, and in particular, amongst those that access sites on the Internet. Safe Internet access for children has garnered support from family oriented groups, government agencies and educators.

         The Internet provides easy access to a vast array of information resources and services in addition to enabling communication between people and organizations around the world. Unfortunately, the Internet's strength also proves to be its drawback when it comes to children. Left unprotected, children can access sites that are not appropriate for them and which can, in fact, be harmful and dangerous. Most parents have serious concerns about their young children accessing sites that contain pornography, profanity, violence, extreme political views, racism and information on subjects such as manufacturing explosives or drugs. Parents are also concerned that their children may enter unsupervised chat rooms where children can be exposed to objectionable language or ideas. Such chat rooms are havens for sinister individuals who prey on the innocence of children and represent a real threat to the safety of the children to which they are exposed. To protect their children, many parents have chosen to restrict their children from accessing the Internet at all while others have attempted to find a solution to safeguarding their children's Internet access by utilizing security software.

        Security software for children is designed to keep them from accessing undesirable Web sites. Software that is currently available uses either a rating system or a filter (or a combination of both) to block access to "undesirable" Web sites. However, these methods are far from foolproof. The rating systems are not standardized and are only "voluntary," meaning that simply choosing to conduct searches with the software switched off easily defeats them. The rating systems include RSACI and Safesurf.

         The number of domains on the Internet has increased since 1995 at an annual compounded growth rate of approximately 84.8%. Each domain represents at least one Web site, but typically represents multiple web sites. Currently, most security programs focus on the elimination or filter-out of Web sites. Some of the larger commercial on-line services provide proprietary software that acts to guide children in exploring the commercial on-line service's domain, but do not provide protection when children explore the Internet. Media companies such as Yahoo! and Disney have created child-oriented Web sites, where information on topics of interest to children from kindergarten through high school is made available through search engines that are designed to search for "safe" information. However, these sites, which utilize some form of filtering/blocking software, do not provide security from access to other sites on the Internet.

         Commercial On-line Services, such as America On-Line, offer parental control features. These control features are limited and have the same serious shortcomings as described above. Parents also have the option of purchasing parental control software. Since the majority of new Internet users are joining ISPs rather than Commercial On-line Service providers, the security software market has experienced rapid growth.

         The preponderance of security software packages utilize filtering techniques. Filtering software packages have three major flaws: 1) a poor security interface, 2) problematic content recognition and 3) a static nature to their system design.

         First, the security interface is fairly simple to bypass allowing the user to "leave" the program at will. For instance, some filtering programs can be bypassed simply by typing in the URL address of any site on the Internet. In fact, each of the top packages can be by-passed in some fashion by varying degrees of effort. Furthermore, there are Web sites that teach users how to defeat filtering programs.

         Second, these programs are not capable of evaluating sites for appropriate content. Educational sites are sometimes blocked because of a misinterpretation of content by the software's logic program. For example, a search for information on Sussex (England) or Middlesex, would routinely be filtered out since the term "sex" is within the word and hence blocked by the filtering software.

         Third, these programs are incapable of matching the dynamics of the Internet. Each of these software packages relies on a static database of key search terms that are stored on the user's system. As Web sites are added to the Internet or are changed, these databases must be updated. The present rate of update is only once per month for many programs, which limits their ability to block new Web sites. Also, these products are incapable of evaluating photographic content.

         Another security flaw is that most files are stored on the user's computer, which allows the possibility for tampering or removal of files in an effort to bypass the security program. Such tampering can cause the system to malfunction. The user can also modify activity logs, thus eliminating evidence of sites visited.

         Finally, each of the filtering software competitors requires parental supervision or interaction to counter the problems with their products. Since most consumers have demonstrated considerable interest in products which allow children to search the Internet unattended, these programs do not provide the level of security which most parents desire.

         The primary companies offering filtering or blocking products are Cyber Patrol, Surf Watch, Net Nanny, Smart Filter, Webco International (Web Chaperone) and Guardian Agent.

         The software for security programs can catch many undesirable Web sites, but a perfect filter/block has not yet been designed. Furthermore, the task of designing increasingly effective software is made more difficult since WebPages are being specifically designed to slip through the security/filter blocks. As a result, currently available security software is only 80%-90% effective in screening undesirable content.

         In spite of the significant limitations of currently available security software products as outlined above, the market demand is extremely strong. The Company estimates the total number of units sold in 1997 exceeded 14 million.

Two Dog Net, Inc.

         Today's children have the most to gain from using the Internet. Unfortunately, they also have the most to lose. The increasing amount of content devoted to harmful and unwholesome subjects can keep children from taking advantage of this exciting, resource filled technology. Two Dog Net offers the first system that gives children a rich and dynamic Web environment that is safe and secure, yet provides unrestricted access to millions of useful, informative and entertaining Web pages. Two Dog Net has developed a comprehensive online community, The Children's Internet(TM), and a proprietary gateway and search engine, TwoDogNet(TM), specifically focused on, and designed for, children and their families to access the Internet with ease in a protected environment -- The Web Without a Worry. The Company's initial market will be families with children ranging from 3 to 14 years of age. Two Dog Net has recognized the vast opportunity in providing a revolutionary on-line service for this otherwise neglected, but lucrative market.

         The Company's objective is to become the premier online service that addresses the needs of children for content, community, and commerce. To accomplish this, the Company's strategy is to offer a unique and engaging on-line experience through its portal and search engine TwoDogNet(TM), and its Web service, The Children's Internet(TM). The Company has developed extensive original content which is designed to provide a dynamic environment focused on educating children by providing entertaining activities, creating a platform for developing effective Internet navigation skills and supplying the gateway to millions of pre-approved Internet pages.

Provide a Rich and Dynamic Environment

         The Company's strategy for attracting new subscribers and retaining existing ones is to provide a dynamic environment that continually enhances the users' experience. A key aspect of this strategy will be to deliver rich content and search capabilities coupled with fast download times. The Company believes that all users, and children in particular, will stay interested in the content matter and search results and therefore spend more time in the Web environment if download times are fast and responsive. The time users spend on the system will directly impact the value of its "real estate", i.e. the areas of the environment where sponsors and advertisers are presented.

         Rich and entertaining content often involves incorporating multi-media files within Web pages. However, these features typically increase download times as compared to text pages or simple graphics. To obtain fast download times, the Company will provide new content to its subscribers on a periodic basis via CD-ROM. The CD-Rom will interface with the TwoDogNet(TM) Web site to create a multimedia and interactive Web environment, enabling users to enjoy an enriched multi-media experience that includes new original content such as games and instructional content with audio, video, and animation. The system that enables this is the Company's patent pending technology of InterRom(TM).

Provide a Safe Internet Experience

         In addition to the content provided by the TwoDogNet(TM) environment, the user can use the portal to visit pre-approved sites available from the Internet that will be carefully chosen by an advisory board of educators using criteria that emphasizes educational and age-appropriate content. However, the system is not limited to these pre-approved sites. It is also designed to allow authorized users, e.g. parents, to add sites from the Internet-at-large to the sites available to his or her family, as well as to remove any of the pre-approved sites currently accessible through the system. Such modifications will be user-specific, i.e. no other subscriber will be affected by any other subscriber's customized changes.

Promote Product Awareness

         The Company's marketing plan will invest heavily in mass media and public relations to create product awareness in order to build a large user base. In addition to the subscription revenue generated, the number of users and the growth rate of the user base, along with the user time spent on the system, are the key elements in determining the value of the advertising space on the system's Web pages. Accordingly, the Company plans to pursue an aggressive marketing strategy to continuously promote awareness of the TwoDogNet(TM) Web environment.

Provide Secure and Dependable Technology Infrastructure

         To help insure the dependability of the Company's Web environment to its users and advertisers, the Company plans to provide a secure hardware infrastructure with a capacity level to meet the demands of, and accommodate the growth in, its user base. To accomplish this, the Company intends to install its system of Digital Equipment Corporation's ("DEC") 8400 clustered system. GST
Telecommunications, Inc. ("GST"), a worldwide provider of data and communications services, will provide the telecommunication connections to the Internet and Pacific Bell will be available as a backup provider.

Business Development

         By offering a high quality Web environment that focuses on children's safe access to the Internet, the Company initially seeks to generate revenues from four primary sources. These include selling annual subscriptions to its Internet service, corporate sponsorships that integrate the sponsor into the user experience on

TwoDogNet(TM), advertising revenues from the sale of ad placements on TwoDogNet(TM) and commissions from E-Commerce; the sale of third party products including books, toys, videos, sporting goods, clothing, computer games and educational videos, products and services.

Build High Brand Equity

         The Company is dedicated to establishing and building its brand names, and the Company's future plans include the marketing and merchandising of TwoDogNet(TM) branded products based on its proprietary characters. The Company believes that high brand recognition will be an effective springboard for new products, services, and acquisitions. With increased high brand recognition the Company intends to conduct E-commerce on TwoDogNet(TM) to market and merchandise products.

         In addition to the TwoDogNet(TM) and The Children's Internet(TM), the Company believes that the SafeZone Technology(TM) can be adapted for use by, and licensed to, commercial entities and government agencies that wish to limit employee Internet access to only those Internet sites which are necessary to enhance or improve workplace productivity.

Products and Services

         TwoDogNet(TM) was developed to meet the needs of parents who desire that their children take advantage of the vast educational resources of the Internet in a safe and friendly environment. TwoDogNet(TM) has been designed to provide a safe and dynamic environment focused on children and their families. TwoDogNet(TM) has original Web content that will educate and entertain users, teach children Internet navigation skills and provide the world's easiest to use Web browser designed specifically for children.

         The Web pages are designed to offer unique and different visual content specifically for the following age groups: 3 to 5 years, 6 to 8 years, 9 to 11 years, and 12 to 14 years. Appearing throughout the TwoDogNet(TM) environment will be the Company's proprietary cartoon characters that the Company believes will enhance the user's experience by providing a familiar companion to the child throughout the environment as the child explores areas of interest. In addition, TwoDogNet(TM) characters are designed to "grow" with the user as he or she progresses to the next age group within the TwoDogNet(TM) Web environment. The Company intends to establish and build its brand name into a strong consumer franchise. The Company's future plans include marketing and merchandising branded products based on the Company's proprietary characters.

         The Company will launch the TwoDogNet(TM) software for Netscape and Microsoft Internet browsers on the Windows 95, 98 and NT platforms. The Company will consider developing software to run on Windows 3.1, OS/2, and Macintosh operating systems.

         The Company will offer a number of products and services aimed at the Company's target audience; children ages 3 to 14 and their families. The
Company's initial product will be the TwoDogNet(TM) Web site and portal to The Children's Internet(TM). This site will offer exciting, entertaining and educational original children's content, a secure and safe Web environment and an easy to navigate children's search engine, made possible by the Company's proprietary SafeZone Technology(TM). Other exciting features will include secure children's e-mail, secure chat rooms, educational content and information resources for parents, children's product offerings and a children's Web magazine. The TwoDogNet(TM) Web site and secure children's search engine have a number of unique and compelling features which will appeal to a wide spectrum of customers. The key features include:

Personalized and Age Specific

         TwoDogNet(TM) and The Children's Internet(TM) are the first children's Internet services to provide original content that is both personalized and age specific. The Company has clustered its content and graphical interfaces into four different age groups, 3-5 year olds, 6-8 year olds, 9-11 year olds and 12-14 year olds. Each age group offers fun and innovative themes from which to choose. And the personalization features allow kids to design The Children's Internet(TM) to fit their individual personalities. In accordance with FTC guidance and the Company's own privacy policy, the Company guarantees that no individual information about children will ever be revealed to outsiders.

Development of Entertaining, Fun, Educational Content

         In addition to the original content that already exists within the TwoDogNet(TM) environment, the Company will produce its own original content for TwoDogNet(TM) Web sites, Websites that will be free to everyone on the Internet. The Company will draw upon the experience of its creative team in producing educational and entertaining content that children love. The Company will apply its educational and entertainment development standards to all aspects of the content development process. The Company employs a variety of methods to create its original content: 1) the TwoDogNet(TM) in-house development team will create original content, 2) the Company will hire outside children's "writer-producers" to develop content under the TwoDogNet(TM) brand name, and 3) the Company will obtain licenses for existing children's content to be repackaged under the TwoDogNet(TM) label. The Company will continually update and add new content to keep the site exciting and stimulating for its customers. New content, games and educational programs will be sent to subscribers on CD-ROM on a periodic basis. The ever changing and expanding content will also offer continually expanding opportunities for sponsorships, merchandising programs, joint marketing ventures, and advertising revenues.

Easy to Use, Easy to Navigate the Internet

         One of the reasons management believes TwoDogNet(TM) and The Children's Internet(TM) will become an industry standard for children's Internet services is that the search engine is designed to make Internet navigation focused, easy to use, and fun for kids. The Company utilized its interactive team's years of experience in developing Internet sites for children, along with guidance from advisors in the education field, to make the search engine intuitive and simple to navigate for children. In addition, the search engine has the added benefit of significantly reducing the difficulty and search time for desired information retrieval over the Internet -- Access without the frustration of wading through thousands of pages of irrelevant and inappropriate material.

SafeZone and InterRom Technology

         The Company's SafeZone Technology(TM) is employed to create a "protective bubble" around The Children's Internet(TM). When children use the TwoDogNet(TM) search engine, or just surf the net, the SafeZone Technology(TM) ensures that they cannot venture beyond the "protective bubble" of The Children's Internet(TM). The Company's InterRom(TM) technology minimizes download times for children because many of the graphics, sound and video on The Children's Internet(TM) are uploaded from a CD-ROM provided by Two Dog Net. Children load the CD-ROM into their computer, and then surf the net with lightening speed!

Multilingual

         The TwoDogNet(TM) search engine, original content and graphical interfaces will be translated into several languages, including Spanish, Portuguese and French. The Children's InternetTM will be a place where children can learn other languages and experience cultures by visiting the thousands of age specific, safe Internet sites.

Technology

         The Company has developed a number of proprietary technologies that insures that TwoDogNet(TM) will be safe, secure and reliable.

SafeZone Technology(TM)

         The Technology behind the TwoDogNet(TM) security system is called "Safe Zone Technology(TM)." It's a revolutionary new way to provide Internet access and organize information. Developed and solely owned by Two Dog Net, Inc., SafeZone Technology(TM) provides controlled access that excludes literally all objectionable material while maintaining the quality and diversity of the information on the Internet. It allows children to explore the arts, research ancient civilizations, understand other cultures and discover new worlds without parents worrying that their children are being influenced by offensive material.

         This patent pending technology allows unencumbered access to pre-determined Web sites as specified by a defined policy and user customized profiles while, in real-time, parsing away offensive material that does not conform to The Children's Internet(TM)'s criteria. SafeZone Technology(TM) conforms to existing rating systems and guidelines as established by national organizations such as the National PTA (Parent and Teacher's Association), RSACi (Recreational Software Advisory Council on the Internet), and American Library Association. The technology also independently evaluates the large number of sites not as yet rated by these organizations for appropriate content. Unlike "filtering software", SafeZone Technology(TM) does not prevent access to adults for serious research on sensitive issues. For example, if information on drug or gang prevention is needed, filtering programs are so unsophisticated that they would block access to this data.

         Unlike "security programs", SafeZone Technology(TM) does not use static filtering or blocking techniques because those approaches are easily broached. SafeZone Technology(TM) is an active, dynamic system, with technology that's perfectly suited to manage the complexity of the Internet. No technology is infallible, but rigorous testing has proven that the SafeZone Technology(TM) can not be bypassed, fooled or thwarted by even the most sophisticated computer user attempting to bypass the system. Because TwoDogNet(TM) is a service, not just software, it provides round the clock monitoring and ensures that newly launched sites are reviewed and comply with TwoDogNet(TM)'s criteria before being added to the pre-determined site list.

The SafeZone Technology(TM) is made up of three components.

 * SafeSock(R) - This browser plugin module will control Web sites that can be accessed. Access is granted via "positive" authorization, which is determined by querying lists of "pre-approved" Web sites. If an individual site is not pre-approved by SafeSock personnel, it is not accessible. The SafeSock "positive" approach differs from competing systems. These competing systems use a "negative" authorization that lists "BAD" sites -- sites that are not considered to be appropriate. Any sites that are not on the reviewed "BAD" list are assumed to be accessible. This "BAD" site scenario does not account for inappropriate new sites that come up on a regular basis on the Internet. These new sites are viewable, and remain as such until the authorizing authority is able to review the site, and make a BAD determination. If SafeSock pre-approves a Web site, then the user of the program/service is assured that it has been reviewed and meets the SafeSock published standards. With non-SafeSock products, the user of the related program only knows that the Web browser won't go to KNOWN bad sites. Any new sites are accessible, and will be accessible until the competing product is able to review the site and determine its appropriateness.

* The user may modify (from the client side) the list of SockSafe(R) authorized Web sites. A user will be able to indicate that a site SafeSock says is "pre-approved," is not "pre-approved" for them. The user will also be able to add additional sites that are deemed appropriate for their own purposes. This process involves the client-side browser software interface to communicate directly with the server-site SockSurf software, allowing the program user to store his or her authorized Web site authorizations, on the server. These modifications will be reflected back to the Web browser when it is used in "Secure" mode, causing the Web sites that are "visited" to be checked against the personal modifications.

 * The SafeSock plug-ins will initially support Netscape and Microsoft browsers on the Windows 95 Windows 98 and Windows NT platforms. Support for Windows 3.11, OS/2 and Macintosh is under consideration.



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

* SockWatch(R) - When "Secure" mode is enabled, SockWatch runs unobserved on a client computer, and "watches" the sites that are being browsed, other general Internet activity, and logs what it sees to a disk file. Persons with appropriate authority can view the logged information at a later time. Logged information will be able to provide authorized persons the ability to "recreate" Web-browsing sessions that occurred while "security" was enabled in the browser. This module will have moderate complexity in that it needs to be aware of low level operating system functions, and has to have some sophisticated built-in methodologies to determine if there is any hacking going on. The SafeSock module by itself does not prevent a hacker from installing some "other" Web browser on a given machine and using it to traverse the Internet at will. However, SockWatch will report this in its log files, alerting the software administrator appropriately. SockWatch has to be "hack proof" so that the purchasers of the SafeSock program/service know that any "fooling around" will be observable, and herein lies its complexity.

     The SockWatch plug-in will initially allow users to maintain activity logs on their home computer. The Company is also developing a system to provide users with the option of maintaining a log at the Company's server.

* SockSurf(R) - This module is a low-level TCP/IP socket interface to programs that have been written to run on the SafeSock Internet server. It mainly involves the User Interface programs (on the browser client-side) and the related Internet communications protocol that will convey user entered information to the SockSafe server. It also involves the communications between the client and server that allows the browser to verify Web sites that are appropriate for an individual user of the SafeSock service. The interface between the server-resident SockSurf programs and the client-side browser plugin will be written to utilize the TCP/IP socket protocol for communications.

     Upon accessing the Internet through the users' ISP (Internet Service Provider), the SafeZone Technology(TM) will automatically deliver subscribers to the TwoDogNet(TM) Web site. This mechanism enables The Children's InternetTM to "lock in" a captive audience. Once inside the TwoDogNet(TM) Web Site, children can only visit other Web sites which have been pre-approved as part of The Children's Internet(TM). Here the child has the ability to access the extensive fun, entertaining and educational original content of the The TwoDogNet(TM) or link to or search other pre-approved Web sites. Parents can exit the TwoDogNet(TM) Web Site to enter the Internet at large but children remain within the TwoDogNet(TM) "protective bubble." In addition to providing for children's security, "locking in" the child user enables the Company to take advantage of the extended time that users spend on the site to attract sponsor advertising which will be incorporated directly into the content of the site.

         Every time a user logs onto the system, the server will track the movements of the user. The Company will take advantage of the information in the user profile coupled with the data that is gathered on users' activity to provide advertiser-focused demographics and audiences.

THe InterRom(TM) CD

         A key aspect of the TwoDogNet(TM) Web environment is its ability to deliver rich content and search capabilities coupled with fast downloads times. The Company believes that users, and children in particular, will stay interested in the content and search results and will, therefore, spend more time on line if downloads are perceived to be fast and responsive. The time users spend on the system will directly impact the value of the Company's "real estate," i.e. the areas of the environment where sponsors and advertisers are presented.

         Two Dog Net's patent pending InterRom(TM) CD technology provides a method for graphics and audio to be stored on a CD, while simultaneously being coordinated with the real time interactivity of an Internet site. The advantage of this technology is that it significantly reduces the download time for highly visual and interactive sites compared to normal Internet sites. Anyone who has waited for the graphics to download from an Internet site is familiar with this problem, particularly significant when it comes to the attention span of children. The InterRom(TM) CD Technology will be an integral part of the TwoDogNet(TM) service, providing exciting content with rapid uploads speeds. New CD's will be sent to subscribers on a periodic basis with new content, games and promotional information.

         When a new user subscribes to TwoDogNet(TM) , an installer CD-ROM will be sent to that subscriber to install the service onto their home, school or organization computer. This installer CD is customizable by each user and is designed for optimal "plug and play" setup. Each new customer obtains a unique user ID that is established when the user first downloads the software and fills in the user profile. The user profile data is returned to the TwoDogNet(TM) server and stored in its database.

Hardware and Infrastructure

         The key criteria for the system hardware are; 1) "seamless" expandability; i.e. the ability to upgrade the system without having to take the system offline for any period of time, 2) a high degree of security to guard against unauthorized entry and 3) the ability of the hardware to accommodate the unique requirements of the SafeZone Technology(TM) , i.e. the need to restrict or "lock down" the interface between the user and the Internet.

         Digital Equipment Corp. (DEC) has been a technology provider to the Company's ISP operation and the Company believes that the Digital AlphaServer 8400 meets its criteria for the hardware component of the TwoDogNet(TM) environment. In particular, DEC's clustered system design and multiple servers will enable the Company to upgrade the systems memory, storage and communications capacity without having to take the system offline. The Digital AlphaServer 8400 is one of the most advanced computer systems used in the Internet industry. Both Netscape and Lycos use the 64-bit Alpha computer system. The AlphaServer 8400 supports up to 28 gigabits of memory, 39 terabits of disk storage and I/O bandwidth of 1.2 gigabits per second. Of course, the technology is scaleable and Two Dog Net intends to purchase the AlphaServer 8400 in the following configuration: two 400 MHz processors with 2 gigabits of memory. With this configuration, the system can handle approximately 30 million transactions per day.

         The Company's Internet connections will also be capable of expanding to meet the growth in the user base. GST Telecommunications provides the Company's communication service and will be able to respond to upgrade requests within 24 hours. The Company intends to have an initial capacity level for Internet traffic of 10 million bits per second ("mbps") and GST has the ability to upgrade that to a maximum of 645 mbps. The GST fiber network is also designed with multiple network access points to provide continuous service to its clients even when segments of its network fail. To further insure a continuous telecommunications link, the Company will secure backup service from Pacific Bell.

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TwoDogNet(TM)
The Chikldren's Internet(TM)











                               [ GRAPHIC OMITTED ]

Marketing and Sales

         By offering a high quality Web environment that focuses on children's safe access to the Internet, the Company initially seeks to generate revenues from four primary sources. These include selling annual subscriptions to its Internet service, corporate sponsorships that integrate the sponsor into the user experience on TwoDogNet(TM), advertising revenues from the sale of ad placements on TwoDogNet(TM) and commissions from the sale of third party products.

         The Company is dedicated to establishing and building its brand names, and the Company's future plans include the marketing and merchandising of TwoDogNet(TM) branded products based on its proprietary characters. The Company believes that high brand recognition will be an effective springboard for new products, services, and acquisitions. With increased high brand recognition the Company intends to conduct E-commerce on TwoDogNet(TM) to market and merchandise products.

Consumer Marketing and Sales

         To reach the 20 million US children's households, the Company will primarily invest heavily in television supported by radio and print advertising as well as public relations activities to generate a high level of product awareness and trial.

         The Company's user base will be comprised of children, parents, schools and other organizations that have a need to provide safe access to the Internet for children. The population of children (under 14) is projected to grow from 38 million in 1997, to 41 million by 2001 (Find/SVP Research, "The Kids Market," March 1997). With an average of two children per household, the Company has a target market of approximately 20 million households. The education market is also growing. From 1985 to 1995, the K-12 school population has grown by 6 million students. Kindergarten attendance is up an amazing 22% over the same period of time. Furthermore, the increase in students requires that school districts add more facilities and teachers. Public school funding has grown from $165 billion in 1980 to $425 billion in 1993.

         Children are the single fastest growing segment of Internet users today. Children Internet users grew 444% from 1995 to 1997 ("Children on the Internet," Find/SVP Research, October 1997). The number of children online is expected to grow from 4 million in 1996 to 45 million in 2002 ("Children on the Internet," Find/SVP Research, October 1997). Today, AOL Kids reaches 2.1 million households, and over 50% of those households employ parental control mechanisms.

         The Company's experience has shown that adding multiple forms of media to an advertising campaign raises total response. A combination of different media increases results because different people respond to different stimuli, and because this "synergistic marketing" reinforces the advertisers' messages. Synergistic marketing, the Company's unique, knowledge-based marketing philosophy, has proven to be a successful and cost effective strategy.

         In the 1980s, Nasser Hamedani, the Company's Chairman and founder, embarked on a revolutionary marketing venture, SyberVision, which came to be the national leader in Expert Learning Technology. Today, by building on and perfecting Nasser's proven marketing techniques, Two Dog Net has the ability, leadership and experience to obtain outstanding results from its multi-tier synergistic marketing strategy.

         The Company's sales plan will be based upon the layout of TwoDogNet(TM). The online areas for TwoDogNet(TM) will be divided into subscription-only areas and free areas. The subscription-only areas will contain all the age-specific interfaces, the personalization area and the secure search engine. The free areas will contain original content sites that focus on either the educational or kids' entertainment market. All free areas will contain a link to a Web page where users can sign up for a trial subscription to the product. This strategy will increase the number of Web site "hits" which will, in turn, grow advertising revenue while encouraging trial of the Company's subscription service. All of the Company's marketing efforts, regardless of the medium, will integrate references to the TwoDogNet(TM) Web site. Integration of the Web site in all marketing will encourage prospective users to test the product, and eventually to order the product online.

         The Company will begin the marketing campaign with a vigorous public relations blitz and a marketing effort directed at parents for home use as well as towards school districts, educators, and libraries with the intent of installing

         TwoDogNet(TM)  as  those  organizations'  Internet  security  solution.
Currently, thirty nine percent of US primary and secondary schools providing access to the Internet use security software. One of the primary reasons cited for not using security software was a lack of satisfaction in the software currently on the market (according to a study conducted by the market research company Quality Education Data). Use of TwoDogNet(TM) at school will increase children's trial of the product and encourage them to "lobby" for purchase of this familiar and fun product for home use. This will result in millions of TwoDogNet(TM) page views and will accentuate the other marketing strategies. The campaign will continue with other forms of media, to include a 30-minute "edutainment" TV program, TV commercials, inter-commercials, (Internet + TV commercial), online marketing, print media, radio, direct mail and trade shows. Potential users may call to subscribe to the service, or they may visit the TwoDogNet(TM) Web site to test and order online.

     The Company will integrate a School Fund-Raising Sales Program into the marketing plan. Schools and youth organizations will sell subscriptions to TwoDogNet(TM), and receive payment in the form of a commission. This program will both build the brand equity and popularity of TwoDogNet(TM), as well as serve as a tool that provides for quick distribution of TwoDogNet(TM) subscriptions to thousands of households.

     In the 1980s with SyberVision, Nasser Hamedani established himself as the "father of the billion dollar infomercial industry." Today, Nasser has assembled a marketing team with experience in creating both TV programs and commercials that cross-promote products with related Internet sites. The Company will leverage this collective experience to obtain the optimal marketing mix to generate sales and brand loyalty for TwoDogNet(TM) and The Children's Internet(TM).

     The Company forecasts that this combination of marketing methods, or "synergistic marketing," will result in a return rate of 1% on the 20 million US households in the market, resulting in 200,000 subscribers in the first year. The Company forecasts that The Children's Internet(TM) will have 2 million subscribers within three years. Thereafter, the Company projects that the number of subscribers will grow at the same rate as the growth rate of Internet use.

Corporate Marketing and Sales

     A major portion of the Company's revenues will be derived through corporate relationships. Early on, the Company will generate revenues from sponsorships and advertising fees and commissions from third party product sales. In addition, the Company believes that significant revenue generating opportunities exist though joint venture relationships which may include children's television programming, branded product offerings, educational programs and Internet-mass media cross marketing ventures.

Sponsorship Sales

     The Company's ability to generate revenues from advertising is enhanced by the rapid growth of online advertising. Online advertising spending more than doubled from 1997 to 1998 to $2 billion. Online advertising spending is projected to explode to over $16 billion by 2002 according to the Veronis, Suhler & Associates 12th Annual Communications Industry Forecast. The Company believes that "sponsorships" are the best vehicle to take advantage of this expanding revenue opportunity. The general sponsor sales methodology is to align sponsor's specific target markets with groups of TwoDogNet(TM) users attracted to specific content. Sponsors will be able to target both children and their parents because the Company will provide attractive and useful product offerings for both of these user groups. The Company will present sponsorship opportunities to large consumer driven companies with branding interests that focus on the specific demographic markets of children and/or their families. Sponsor specific content will be incorporated into users' primary age-specific Web pages or on other high traffic areas of TwoDogNet(TM). The Company will provide each sponsor with a targeted audience, and value-added marketing tools to increase both sales and brand equity.

     The Company will identify a base of companies who are spending a significant portion of their advertising budget on online advertising. Of these companies, the Company will identify specific companies that are currently targeting children and parents. The Company will also focus on companies that have an interest in targeting children and parents but are not currently spending money on online marketing.

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

     As advertisers turn to the Internet to build brand equity, content sponsorship has become an important part of the online marketing mix. Sponsorships account for over one-third of total online advertising revenue, and that figure is growing (Coopers & Lybrand /IAB Report, April 1998). TwoDogNet(TM) sponsors get the benefits of the TwoDogNet(TM) large and loyal user base within the sponsors' target market. This can eliminate the need for sponsor companies to develop content site for their brands. Sponsorship programs offer advertisers several benefits over traditional on-line banner campaigns:

         o   A more integrated brand presence

         o   Greater impact than a standard banner campaign

         o   Increased interaction with site users

         o   "Ownership" of site content or functionality


     With Two Dog Net's InterRom(TM) technology, premier sponsors on TwoDogNet(TM) have unique benefits over traditional sponsorships. Sponsors will be able run multimedia, TV-like "intermercials" (Internet + commercial) between topic areas. Further, the quick loading times from the CD-ROM will allow ad placements embedded in the page to integrate music and much more animation. One survey found that consumers exposed to a single intermercial are 64 percent more likely to recall an ad for a specific brand, compared to an average 30 percent increase seen in traditional banner advertising. (Berkeley Systems Study on Interstitial Use, July 21-31, 1997). Thus, the InterRom(TM) technology allows Premier Sponsors to multiply the emotional effect of their ads.

     The sales team will develop numerous model sponsorship ideas to integrate site content and the sponsors' names and logos. For example, the Company might produce The Recording Studio for an online music retailer, or the Extreme Sports Arena for a sporting goods retailer.

     The Premier Sponsorship programs will provide great relationship marketing opportunities for sponsors. In many large, consumer driven companies, relationships with consumers are often the companies' greatest assets. The sponsorship programs on TwoDogNet(TM) provide for greater interaction between the sponsor and the individual, as opposed to the sponsor and the general market. This allows the sponsor to build consumer value with the user over a long period of information exchange between the user and the sponsor. Examples of relationship-building interaction are the Email Newsletters that sponsors distribute and users help "publish," votes, by users, for the Top Ten Lists of the best toys, music and movies, and user Book Reviews.

     The Company's model for assessing user traffic is different than most Internet Company models. The Company will employ a user hour model, calculating the exact number of minutes children spend on the Company's system, and how children allocate their time within the system. Advertisers will pay to sponsor different sections of the site according to the user hours of these specific sections, which is in contrast to the common "cost per thousand page views" model ("CPM model").

     The Company will offer incentives to users and other mechanisms to keep children online longer, resulting in increased value to sponsors. The integrated content that the Company provides to our sponsors also increases the value of our sponsorships compared to the competition. Furthermore, sponsors get the benefits of any national advertising that the Company conducts. These unique aspects of the Company's system and sponsorship model will enable the Company to price sponsorships in the $500,000 to $1,000,000 range. The projected user base of 2 million within three years will enable the Company to exploit numerous revenue generating opportunities including sponsorships, advertising, product sales, mechanizing, and joint ventures.

Advertising Banner Sales

     While the Company's primary sales effort will be to develop sponsorship relationships, the Company will not ignore the significant revenue opportunity from traditional Internet site ad banner advertising. The Company will offer ad banner space companies that wish to take advantage of the millions of "hits" that the TwoDogNet(TM) site will generate each year. Because of the unique nature of the TwoDogNet(TM) service in which children are automatically directed to and locked into the "protective bubble," advertisers are guaranteed higher traffic volume of their target audience than other potential advertising sites. The Company believes that this will result in considerable competition for TwoDogNet(TM) banner space and therefore generate premium banner revenues.

Product Sales

     In the past year, the Internet has become a generally accepted medium for the sale of products and services. Products and services ranging from books and CD's to airline and event tickets are commonly sold over the net. According to research undertaken by IntelliQuest, eighty one percent of Internet users intend to shop online in 1999. This widespread acceptance of the Internet as a shopping venue for the public at large opens great opportunities for Two Dog Net. The Company will search out companies that wish to establish a presence on the Internet for the sale of their products to our target audience or wish to expand their presence by taking advantage of TwoDogNet(TM)'s large and very focused user base. Two Dog Net has the advantage of being able to design content sites targeted at the specific user for specific categories of product sales. For example, the Company may design a Music Store in which kids can listen to new CD's and purchase the CD on-line. Or the Company may create a toy store in which kids view new toys, try them out and drag icons of specific toys they want to their own holiday wish list. Parents will be able to view this list and purchase on-line the exact toys their child has requested. Categories of products which the Company anticipates selling on TwoDogNet(TM) includes toys, music CD's, books, clothing, games, computer equipment, educational products and services, consumer electronics, and sporting equipment. The Company has already established affiliate relationships with major product suppliers that will enable the Company to offer products for sale on a commission basis. It is not the Company's intent to warehouse, distribute or sell products directly. The Company will take orders and pass the orders to the affiliate for product fulfillment.

Joint Ventures

     Joint venture opportunities represent a longer term revenue opportunity but one which offers tremendous potential for the Company. The Company is currently exploring relationships that could yield joint ventures for the production of children's television programming utilizing TwoDogNet(TM) characters and concepts. The Company is also in discussions regarding the production and marketing of branded products based on TwoDogNet(TM) characters. The Company believes that many other joint venture opportunities will be available as a result of the Company's strong branding and Internet leadership position.

Research and Development

     The Company's current development efforts have been focused on the completion of its Web environment products. The Company believes that the development of the InterROM CD, the search engine utilizing TwoDogNet(TM) is substantially completed. To date, the Company has been using its ISP operation's hardware to develop and test the various software components of the overall Web environment and the InterROM CD technology. The remaining development of these products and the ability to test the system integration is dependent upon the acquisition of the system hardware. The TwoDogNet(TM) content pages have been under development since July 1998, and the initial Web environment's pages have been completed. The Company will continue to expand and upgrade the content to maintain consumer interest. Future product development efforts will focus on product enhancements and adapting existing products to additional operating systems.

     Product development expenses were $260,601 and $160,960 for the years ended December 31, 1996 and 1997, and $79,480 and $49,467, for the nine months ended September 30, 1997 and 1998, respectively. To date, all software development costs have been expensed as incurred. The Company believes that additional investment in product development is required to complete its system and ongoing investment is required to remain competitive. Accordingly, the Company intends to increase the amount of its product development in the future. See "USE OF PROCEEDS".

Competition

     The market for Internet products and services is highly competitive and competition is expected to continue to increase significantly. There are no substantial barriers to entry in these markets, and the Company expects that competition will continue to intensify. Although the Company currently believes that the diverse segments of the Internet market will provide opportunities for more than one supplier of products and services similar to those of the Company, it is possible that a single supplier may dominate one or more market segments.

     The Company believes that the principal competitive factors in its anticipated markets are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, the availability of high-quality, focused value added services, required technology to offer access to end users with fewer interruptions, and with respect to advertisers and sponsors, the number of users, duration and frequency of visits and user demographics. Competition among current and future suppliers of Internet navigational and informational services, high-traffic Websites and ISPs, as well as competition with other media for advertising placements, could result in significant price competition and reductions in advertising revenues. There can be no assurance that the Company will be able to compete successfully or that the competitive pressures faced by the Company will not have a material adverse effect on the Company's business, operating results, and financial condition.

     The Company will also compete with online services, other Web site operators and advertising networks, as well as traditional offline media such as television, radio and print for a share of advertisers' total advertising budgets. The Company believes that the number of companies selling Web-based advertising and the availability of advertising space have increased substantially during recent periods. Accordingly, the Company may face increased pricing pressure for the sale of advertisements and reductions in the Company's advertising revenues.

     The Company will compete with many other providers of security software, information and community services. Many companies offer competitive products or services addressing filtering of Web content, including, among others, Net Nanny (Net Nanny Software, Inc.), Cyber Patrol (The Learning Company), Cyber Snoop (Pearl Software, Inc.), Cyber Sentinel (Security Software Systems, Inc.), Cybersitter 97 (Solid Oak Software, Inc.), SurfWatch (SurfWatch Software, Inc.), WebChaperone (WebCo International, Inc.) EdView Channel Lock and EdViewsmart Zone (EdView, Inc.) and X-Stop (Log-On Data, Inc.). In addition, the Company will compete with online services such as Yahooligans! (Yahoo!), a Web navigator designed for children in grades K-12, America Online (America Online, Inc.), which offers parental control options for Web access and Disney's Blast Online, which also offers child-oriented Web navigation. These companies already have an established market presence, and, because the Company has not introduced its product, are ahead of the Company in gaining market share. Also, entities that sponsor or maintain high-traffic Websites or that provide an initial point of entry for Internet users, such as the Regional Bell Operating Companies or Commercial Online Services such as MSN and AOL, currently offer and could further develop, acquire or license Internet search and navigation functions that could compete with those offered by the Company.

     Many  of the  Company's  existing  competitors,  as  well  as a  number  of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or AOL. Greater competition resulting from such relationships could have a material adverse effect on the Company's business, operating results and financial condition. In the event that the Company extends its business internationally, the Company may also face intense competition in international markets, including competition from U.S.-based competitors as well as media and online companies that are already well established in those foreign markets. See, "BUSINESS -- INTERNET SECURITY."


Employees

     The Company currently employs eight individuals. As of September 30, 1998, the Company's user interface development and ISP operations were managed by Integrative Systems, LLC ("Integrative"). The management and staff of

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

Interactive were hired by the Company in February, 1999. Two of Integrative's former employees are now officers of the Company. The employees and creative staff of SPL will become employees of the Company in the 2nd quarter of this year.

Patents, Trademarks, Licenses & Royalties

     The Company's success is dependent in part on its proprietary technology. TDN relies on a combination of patent, trade secret, copyright and trademark laws, non-disclosure agreements and contractual provisions to establish and protect its proprietary rights. The Company has received no patents to date and has one pending domestic patent application on its InterROM and SafeZone Technology. The Company has not selected any particular foreign countries in which to file patent applications. The Company uses a printed "shrink-wrap" license for users of its products in order to protect certain of its copyrights and trade secrets. The Company attempts to protect its trade secrets and other proprietary information through agreements with suppliers and non-disclosure agreements with employees and consultants and other security measures.

     Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. Some courts have held that shrink-wrap licenses, because they are not signed by the licensee, are not enforceable. In addition, there can be no assurance that patent applications filed by the Company will result in patents being issued or that its existing patent, and any patents that may be issued to it in the future, will afford protection against competitors with similar technology; nor can there be any assurance that patents issued to the Company will not be infringed upon or designed around by others or that others will not obtain patents that the Company would need to license or design around. For additional information see "RISK FACTORS -- TRADEMARKS AND PROPRIETARY RIGHTS."

Litigation

     The Company is not engaged in any legal proceedings and is not aware of any pending or threatened litigation that could have a material adverse effect on the Company's business, financial condition or results of operations.

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

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following section contains forward-looking statements which involve risks and uncertainties. When used in this section, the words "anticipate," "believe," "estimate," "plans," "expects" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include those discussed in "Risk Factors". This section should be read in conjunction with the financial statements and notes to the financial statements, each appearing elsewhere in this Prospectus.

Overview

     Two Dog Net, Inc. has been developing its Web service technology to provide site content and navigation tools designed especially for children and families to access the Internet in a safe environment that emphasizes educating children and developing their Internet navigation skills. As part of its system development process, the Company has operated as a local Internet Service Provider ("ISP") under the name "The Socket." This has enabled it to develop and test the user interface for the two primary aspects of the system: the Web service's content areas that allows users to search a wide range of topics while teaching Web navigation skills, and the search engine ("SafeZone Technology"), that allows users to perform direct searches only to the pre-approved sites on the Internet.

     Management believes the Web service and its related technologies will be the focus of its future operations and provide the primary source of future revenues and the ISP segment will have a negligible impact on future financial results.

     The Company's objective is to become the premier gateway or portal to The Children's Internet environment. To accomplish this, the Company's strategy is to offer a unique and engaging on-line experience through its Web service, named TwoDogNet(TM). Following the completion of its Web environment, TDN initially seeks to generate revenues from three primary sources. These include annual subscriptions from users, corporate sponsorships that integrate the sponsor into the user experience on TwoDogNet(TM), commissions from the sale of third party products and advertising revenues from the sale of ad placements on TwoDogNet(TM). A majority of the Company's stock was purchased in July 1995 by its current President. The Company had no revenues and incurred an immaterial amount of expense during the period July through December 1995. The Company has generated no revenues from its Web environment and limited revenues from its ISP operations. Accordingly, the Company has no operating history as a Web environment company and extremely limited operating history as an ISP.

     The lack of an operating history regarding the Company's future business plan provides no basis for evaluating the Company's prospects. The Company's prospects must be considered in light of the Company's plans regarding the TwoDogNet(TM) Web environment, and the risks, expenses and obstacles frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets and environments such as the Internet. To address these risks, the Company must, among other things, respond to competitive developments, attract, retain and motivate qualified persons and continue to upgrade its technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks.

     The Company's revenues to date have been primarily Internet service provider fees, which are earned ratably over the period of service. The Company's future success is substantially dependent upon continued growth in the use of the Internet in order to support the sale of advertising and the adoption of the Company's services by subscribers on the Company's Web environment. There can be no assurance that communication or commerce over the Internet will continue to grow or that advertisers will continue to perceive the Internet as an effective and sustainable advertising medium. If the Internet does not continue to expand its commercial potential or if companies do not continue to view the Internet as a viable advertising medium or if the Company's Web environment does not attain market acceptance amongst users and advertisers, the Company's business, operating results and financial condition will be materially adversely affected.

     The Company currently has limited infrastructure, resources and personnel in the areas of operations, product and system development, marketing and sales, customer service, finance and administration. The Company expects to increase its expenses significantly in these areas out of the proceeds of this Offering. Due the lack of historical financial data on which to base planned operating expenses, the planned expense levels are based primarily on expectations as to future revenues, and to a large extent, will be fixed. To the extent that such expenses precede or are not subsequently followed by increased revenues, the Company's business, operating results and financial condition will be materially adversely affected. In addition, there can be no assurance that the Company will raise sufficient funding as the result of this Offering to enable it to acquire the resources and personnel that the Company believes is needed to achieve its plans. Even if the Company does raise a sufficient level of funds, there can be no assurance that the Company will be able to develop the infrastructure, hire a sufficient number of qualified persons and integrate the Company's infrastructure and personnel in a timely and effective manner. Failure to do so would have a material adverse effect on the Company's business, operating results and financial condition.

     In June 1996, the Company entered into a joint product development and management agreement with Integrative Systems LLC ("IS LLC") which provides IS LLC with the exclusive right to develop and manage the Company's ISP and Internet-related products in exchange for specified payments by the Company for services rendered, royalties to be paid to the Company on related product sales and 250,000 shares of the Company's common stock. The Company will receive all rights of ownership for products developed under this agreement. Product development costs of $260,601 and $160,960 for the years ended December 31, 1996 and 1997, respectively, were paid to IS LLC including $125,000 related to the issuance of the above noted common shares in 1996. Product development costs paid to IS LLC in the nine months ended September 30, 1997 and 1998 were $76,500 and $128,947, respectively. Amounts paid to IS LLC that are included in cost of revenue for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 were $168,096, $156,778 and $109,785, respectively. The operations of IS LLC have been integrated into the operations of the Company, and its employees have become employees of the Company effective February 1, 1999.

     To date, the Company has expensed all of its software development costs and amortized purchased intangibles (certain video masters) over their estimated useful life of five years on a straight line basis.

     The Company has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. Given the risks discussed in this section as well as in the "Risk Factors" that are associated with the Company's plans, there can be no assurance that the Company will achieve or sustain profitability. As of September 30, 1998, the Company had an accumulated deficit of $2,991,217.

Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

Revenue. Revenue consists of Internet service fees charged to users of the Company's ISP, which began operations in January 1997. Revenue increased $110,800, or 391% to $139,110 in the nine months ended September 30, 1998 from $28,310 in the same period in 1997. The increase was due primarily to an increase in ISP subscribers from approximately 200 as of September 30, 1997 to approximately 800 as of September 30, 1998. The Company's monthly service fees remained unchanged over both nine month periods.

Cost of Revenue. Cost of revenue consists primarily of depreciation and amortization, telecommunication services provided by companies such as Pacific Bell and direct labor charged by IS LLC for technical support, Web page production and maintenance and ISP software installation services, which are offered to businesses and individuals on an as-needed basis. Cost of revenue decreased $27,019, or 13% to $175,906 in the nine months ended September 30, 1998 from $202,925 in the same period in 1997. The decrease in cost of revenue was due primarily to a $28,000 decrease in direct labor expense resulting from a reduction in IS LLC's ISP staff in 1998. This was the result of the ISP operation requiring less staff than what was needed during the start-up phase in 1997. The decrease was partially offset by an increase in telecommunications expense due to the installation of additional phone lines to cover a wider service area and an increase in depreciation. As a percentage of revenue, cost of revenue decreased to 126% in the nine months ended September 30, 1998 from 717%, in the same period in 1997. This percentage decrease is due primarily to the impact of lower cost of sales and increasing sales. The Company expects that cost of revenue will increase significantly in the future as the result of the distribution of its Web environment software and Inter-ROM CD.

Product Development Expense. Product development expense consists of consulting fees charged by IS LLC for software development of the ISP's client browser interface and TwoDog.Net and related software modules. This relationship has ceased with the integration of IS LLC in to the Company. Product development expense increased $52,447, or 69%, to $128,947 in the nine months ended September 30, 1998 from $76,500 in the same period in 1997. The decrease was due primarily to a decrease in IS LLC's staffing of software development projects in the 1998 period as compared to those worked on in 1997. To date, the Company has expensed all of its software development costs. The Company believes that significant investments in product development are required to remain competitive. Accordingly, the Company intends to increase the absolute amount of its product development expenditures in the future.

Selling, general and administrative. Selling, general and administrative expenses consist primarily of advertising and promotional expenses, financial and marketing consultants, investor relations, legal and accounting, facilities and office expense. Selling, general and administrative expenses increased $54,430, or 21%, to $316,243 in the nine months ended September 30, 1998 from $261,813 in the same period in 1997. As the result of the launch of the ISP operation in January 1997, advertising and promotion, travel and telemarketing expenses were approximately $74,500 higher in the nine months ended September 30, 1997 as compared to the same period in 1998 and an increase in salaries in the nine months ended September 30, 1998 due to the hiring of a sales manager in July 1997, an increase in consulting fees, facilities and office expense. The Company intends to increase expenditures in the areas of sales, operations and administration.

Income Taxes. As of September 30, 1998, the Company had federal and state net operating loss carry forwards of approximately $1,500,000 and $1,300,000, respectively. The majority of such carry forwards expire from 2001 through 2012. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.

Year Ended  December  31,  1997  Compared  to the Year Ended  December  31, 1996

Revenue. The Company had no Internet service fee revenue in 1996. The Company began its ISP operation in January 1997. For the year ended December 31, 1997, the Company generated revenue of $50,406 from Internet service fees. There were approximately 550 users as of December 31, 1997. The Company's monthly service fees remained unchanged during the year.

Cost of Revenue. Cost of revenue increased $211,033, or 491% to $254,010 in the year ended December 31, 1997 from $42,977 in 1996. The increase in cost of revenue was due primarily to direct labor of $61,007 paid to IS LLC and telecommunication charges of $107,089 relating to ISP operations. The Company did not incur any of these charges in 1996. The remaining increase was a result of additional depreciation of $42,787 from assets purchased late in 1996 and throughout 1997. The Company expects that cost of revenue will increase significantly in the future as the result of the distribution of its Web environment software and Inter-ROM CD.

Product Development Expense. Product development expense decreased $99,641, or 38%, to $160,960 in the year ended December 31, 1997 from $260,601 in 1996. In June 1996, the Company entered into a joint product development and management agreement with IS LLC which provides IS LLC with the exclusive right to develop and manage the Company's ISP and Internet related products in exchange for specified payments by the Company for services rendered, royalties paid to IS LLC on related product sales and 250,000 shares of the Company's common stock. Included in product development costs was $125,000 related to the issuance of the above noted common shares in 1996. The decrease was partially offset by an increase in additional IS LLC's staffing for software development projects in 1997 as compared to those worked on in 1996. To date, the Company has expensed all of its software development costs. The Company believes that significant investments in product development are required to remain competitive. Accordingly, the Company intends to increase the absolute amount of its product development expenditures in the future.

Selling, general and administrative. Selling, general and administrative expenses increased $308,408, or 130%, to $546,182 in the year ended December 31, 1997 from $234,774 in 1996. This increase was primarily due to the increase in advertising and promotions, salaries, travel and marketing consultants relating to the launch of the ISP operation in January 1997. The increase in these expenses contributed approximately $278,000 to the overall increase in selling, general and administrative expenses and included $50,000 in stock issued to consultants. The remainder of the increase was due to increased fees for professional services, consultants (which included warrants valued at $13,262 that are issuable at December 31, 1997), investor development and facilities. The Company intends to increase expenditures in the areas of revenue, operations and administration.

Other Income. Other income increased $9,547, or 178%, to $14,904 in the year ended December 31, 1997 from $5,357 in 1996. The increase is due primarily to higher interest earning cash balances and a higher average loan balance during 1997, offset by sub-lease income earned in 1996.

Income Taxes. As of December 31, 1997, the Company had federal and state net operating loss carry forwards of approximately $1,200,000 and $1,000,000, respectively. The majority of such carry forwards expire from 2001 through 2012. Utilization of the net operating losses and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.


Liquidity and Capital Resources

     The Company has financed its operations primarily through private sales of equity securities. For the nine months ended September 30, 1998, the Company raised $635,154 in cash from a private placement of its common stock and issued an additional $8,500 in common stock in exchange for services rendered to the Company and $50,000 in common stock in payment of a liability for services previously rendered to the Company. For the year ended December 31, 1997 and 1996, the Company raised $1,317,233 and $749,008, respectively, in cash from private placements of its common stock. The Company also made available for issue warrants valued at $13,262 for consulting services rendered to the Company in the year ended December 31, 1997, and issued $235,523 in common stock in exchange for property contributed and services rendered to the Company in the year ended December 31, 1996.

     At September 30, 1998, the Company's principal source of liquidity was approximately $677,000 in cash and cash equivalents. The Company currently does not have a credit facility which it can use to satisfy short or long term borrowing requirements. At September 30, 1998 the Company had no long term debt or material long term commitments.

     In the nine months ended September 30, 1998, cash used by operations was $448,670, due primarily to a net loss for the period and a decrease in accounts payable. The Company had an accumulated deficit of $2,991,217 at September 30, 1998 and expects to operate at a loss for the foreseeable future. The Company's independent certified public accountants have included an explanatory paragraph in their audit report stating that the Company's financial statements have been prepared assuming that the Company will continue as a going concern, however the Company's cumulative net loss since inception and its planned operating expenses raise substantial doubt as to the Company's ability to continue as a going concern. The Company is dependent upon the proceeds of the Offering or other financing in order to continue as a going concern.

     The Company currently has limited infrastructure, resources and personnel in the areas of operations, product and system development, marketing and sales, customer service, finance and administration. The Company expects to increase its expenses significantly in these areas out of the proceeds of this Offering. In addition, the Company plans to significantly increase its capital equipment purchases in the next year primarily to increase the capacity of the Company's client server hardware as well as to significantly upgrade its communications, computer and management information systems. The Company believes that the net proceeds from the sale of the maximum number of shares in this Offering will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least the next twelve months. There can be no assurance that the Company will be able to sell the maximum number of shares in this Offering. In the event the net proceeds from this Offering are significantly less than the maximum proceeds of $20,000,000 less expenses associated with this Offering, the Company will have to lower its planned expenditures and the timing of such expenditures which will have a materially adverse effect on its business, operating results and financial condition. Additionally, the Company will need to raise additional capital to satisfy its working capital and capital expenditure requirements. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the stockholders of the Company will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences or privileges senior to those of the rights of the Company's common stock. There can be no assurance that additional financing will be available at terms favorable to the Company, or at all. If adequate funds are not available or not available on acceptable terms, the Company will not be able to adequately fund its planned operations and expansion, which will have a material adverse effect on the Company's business, operating results and financial condition.

Impact of the Year 2000 Issue

     The Year 2000 issue is the result of potential problems with computer systems or any equipment with computer chips that use dates where the date has been stored as just two digits, e.g. 97 for 1997. On January 1, 2000, any clock or date recording mechanism including date sensitive software which uses only two digits to represent the year, may recognize a date using 00 as 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     The Company believes that its internal ISP software and hardware systems will function properly with respect to dates in the year 2000, however there can be no assurance in this regard until such systems are operational in the year 2000 and thereafter. The Company plans to purchase a significant amount of equipment for its planned Web environment and management information systems and its policy will require that all equipment and software to be purchased be Year 2000 compliant.

     The Company is in the process of contacting all of its significant suppliers to determine the extent to which the Company's interface with these suppliers make it vulnerable to any third party failure to make their own systems Year 2000 compliant. At this time, the Company can not estimate the effect, if any, that non-compliant systems at these entities will have on the Company's business, operating results and financial condition. In the event of a failure of such non-compliant systems, the Company could incur unanticipated expenses to remedy any problems, which could have a material adverse effect on the Company's business, operating results and financial condition. Current users of the Internet with computers that are not year 2000 compliant, may experience system failures and therefore be unable to gain access to he Internet in the Year 2000. As a result, the decreased Internet usage could have a material adverse effect on the Company's advertising revenues and consequently its business, operating results and financial condition. In addition, the Company will rely heavily on revenues from advertisers and sponsors. The purchasing patterns of potential advertisers and sponsors may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. These expenditures may result in reduced funds available for Internet advertising, which could have a material adverse effect on the Company's business, operating results and financial condition. The Company has not made any assessment of the Year 2000 risks associated with its third party suppliers or potential advertisers and has not made any contingency plans to address such risks.

Recent Accounting Pronouncements

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. Adoption of this statement will not impact the Company's financial position, results of operations or cash flows. This statement is effective for fiscal years beginning after December 15, 1997, with earlier application permitted.

                                   MANAGEMENT

     Name                       Age            Position
     ----                       ---            --------
     Nasser Hamedani            60             Director; Chief Executive Officer
     Sholeh Hamedani            30             Director, Treasurer and President
     Larry Wheeler              55             Chief Technology Officer
     Tim Turner                 51             Chief Financial Officer
     Roger Campos               52             Director
     Jamshid Ghosseiri          59             Director
     Tyler Wheeler              27             Vice President, Technology

     Nasser Hamedani , 60, is a Director, Chairman of the Board and Chief Executive Officer of the Company. Mr. Hamedani founded SyberVision of San Francisco, California in 1978. SyberVision was purchased by CML Group, Inc.
(NYSE Symbol: CML) in 1985, and is now a privately-owned company. When SyberVision became a subsidiary of CML, Mr. Hamedani joined CML, and served as Chairman of SyberVision until 1989. Prior to acquiring Asian-American International, Inc. in 1995, Mr. Hamedani pursued personal interests. He received a BA degree from California College of Arts & Crafts in 1967 and a Master's Degree in Fine Arts/Advertising and Marketing from University of Tehran in 1971.

     Sholeh Hamedani, 30, is a Director, Treasurer and President of the Company. From 1991 to 1994, Ms. Hamedani served as an advisor to Global Vision. From 1989 to 1991, she was President of NutraEra, Inc., a company she founded, which developed proprietary nutritional supplements and educational products. In 1991, NutraEra, Inc. was acquired by Global Vision, a national network marketing company. From 1985 to 1989, Ms. Hamedani was an employee with SyberVision Systems in the Production and TV Media Department.

     Larry Wheeler, 55, is Chief Technology Officer. Since 1993, Mr. Wheeler has served as President of Integrated Systems, LLC. Mr. Wheeler has spent most of his professional career in the computer industry. From 1966 to 1972, he was a Manufacturing Specialist for IBM, and from 1972 to 1979 served as a consultant to IBM in software development and application installation.

     During that time he was on the development team for the first floppy disk (IBM warm boot diskette for the 370), and the development team for the IBM System 38/AS400. During his tenure at IBM he was awarded 7 Symposiums (IBM's Honor Society) and was once voted IBM Systems Engineer of the Year. He received a BS degree from the California State University San Jose in 1972 and spent two years in the IBM advance studies education system.

     Tim Turner, 51, is Chief Financial Officer. Prior to joining Two Dog Net, Inc. in 1998, Mr. Turner held the position of CFO for California Orchards, a specialty retail chain, from 1996 to 1998. Mr. Turner was hired to lead the turnaround of California Orchards and developed the strategy that took the company into and successfully out of Chapter 11 in less than one year. In 1991, Mr. Turner co-founded Spatialight Inc., a world leader in high-resolution small format active matrix liquid crystal displays. Mr. Turner was a Director of the company and held the position of CFO until the founders sold the company in 1995. Mr. Turner continued as a Director of Spatialight until 1997. Mr. Turner has also held the positions of CFO for Almaden Vineyards, ISC Wines, and Gold Disk, a consumer software publisher and controller for Heublein Wines, the nations second largest wine producer and marketer. Mr. Turner holds a BS degree in Engineering from San Jose State University, 1973.

     Tyler Wheeler, 27, is Vice-President, Technology. From 1989 to 1994, Mr. Wheeler was a Vice-President of Micro Tech Systems, a computer consulting company based in Fresno, California. Since 1993, he has also served as a Vice-President of Integrative Systems, Inc., a network design company. Mr. Wheeler completed a BA in Finance and Business Law at California State University in Fresno in 1995.

     Roger Campos, 52, is a Director of the Company. Since 1998, Mr. Campos has been Vice President of Governmental Relations for over 200 colleges and universities represented by the Hispanic Association of Colleges and Universities in Washington, D.C. Prior thereto, Mr. Campos served as CEO of a governmental relations and business consulting firm located in Washington, D.C., working with Fortune 500 firms, medium and small businesses throughout the country. He has 20 years experience in legal and high level management positions with five federal U.S. agencies including the White House's Office of Management and Budget during the Nixon, Ford, and Reagan administrations. Mr. Campos is a graduate of the University of California Santa Barbara and earned his law degree at the United States International University school of Law (California Western Campus) of San Diego, California.

     Dr. Jamshid Ghosseiri, 59, is a Director of the Company. He is currently the Chief of the Microbiology Department at Mt. Diablo Medical Center and has over 28 years of experience in the field of clinical microbiology and research in infectious diseases at both San Jose State University and Stanford University.

Additional Management

     Karl Kronenberger, 30, will become Vice President of Sales & Marketing. Mr. Kronenberger brings both interactive media and general legal counsel experience to the Two Dog Net. Mr. Kronenberger has structured multiparty agreements for several multimedia and Internet projects. He co-founded Spunky Productions in 1998, which specializes in producing and marketing original content Internet sites, and in developing and marketing children's television programming that cross-promotes with Internet sites. Mr. Kronenberger also has a strong legal background, having counseled clients in numerous areas of the law, to include intellectual property and Internet law. He will direct business development efforts and develop strategic partnerships to bring content, as well as revenue, to Two Dog Net. Mr. Kronenberger received his Bachelor of Arts degree from the University of Notre Dame in 1990, and his law degree from the University of Cincinnati College of Law in 1993. He is licensed to practice law in Ohio, in Georgia and in federal court in Washington.

     Craig Kronenberger, 27, will become Vice of President Creative and Content Development. Mr. Kronenberger has produced and designed numerous interactive media programs, including structural package designs, as well as Internet and multimedia applications. Starting in 1994 as Manager of Interactive Media for Pollak, Levitt & Nel Advertising (PLN), in Atlanta, Georgia, Mr. Kronenberger was instrumental in building the second largest advertising agency interactive group in the Southeast. His accounts include Kimberly-Clark Professional Healthcare, MacGregor Golf, Alcoa, National Vision, SAP Software, Target One, Service Merchandise, GSM Alliance, Hill ROM, First USA Bank, Georgia Power and Prudential Securities. He also developed in Claus.Com in 1994, which grew to be the largest Santa Claus Website, receiving 80 million hits and 14 million page views in December 1997, and almost double that figure in 1998. While at PLN,
Craig's Division won two Gold Amy Awards (American Marketing Association's Online Awards) for their work on Claus.com (1996, 1997). Mr. Kronenberger also co-founded Spunky Productions in 1998, which specializes in producing original content Internet sites and in developing children's television programming that cross-promote with Internet sites. He is responsible for day-to-day operations and production in the Creative Division. Mr. Kronenberger provides the daily creative leadership for all the artists, designers and writers in his division. Mr. Kronenberger received his Bachelor of Fine Arts in Electronic Media from the University of Cincinnati in 1993. He also completed an independent study in the evolution of communication delivery, storage and playback systems, including cable and satellite distribution in 1993. Mr. Kronenberger has taught college-level classes on developing interactive media projects and online marketing in 1995 and 1996.

Advisory Board

     Dr. Marilyn Lane, Ph.D.: Ms. Lane is the spokesperson on all educational matters from kindergarten to post graduate for Two Dog Net. She coordinates all educational programs and brings the necessary resources for our educational offerings. Ms. Lane has the skills to develop curriculum, provide staff development, as well as be a presenter. She is an internationally known educator and expert on self-esteem. She has worked in Russia and Trinidad-Tobago with the educators to change their educational systems. Her specific educational areas of expertise are Gifted and Talented Education, Early Childhood Education, and parent education and involvement. She is the President of the California Center for Self-Esteem and is Vice President of the National Association for Self-Esteem.

     Dr. Bradley Winch, Ph.D., JD: Dr. Winch is a noted International Scholar, Scientist, Lawyer, Lecturer, Educator and Publisher. Academically, he has been affiliated with Wayne State University of Karlsruhe (Germany), the University of Moscow (through the Soviet Academy of Sciences) and Pepperdine University. His business experience includes; Director of New Ventures for General Mills, Inc., Director of Educational Products for Mattel, Inc., and he is a licensed attorney. In 1971, Dr. Winch formed B.L. Winch & Assoc., a company that has been a leader in developing, publishing, and distributing educational curriculum and materials for K-12, and to the books in the areas of Positive Self-Esteem, Stress Management and Whole Brain Learning for the general public. Dr. Winch is dedicated to empowering children (and adults) worldwide to develop their maximum potential.

     Mr. Howard Moore: Mr. Moore has over 50 years experience in marketing, licensing, merchandising and packaging in the toy industry. After starting his career in a family toy business, Mr. Moore founded Toy Barn Stores in 1957. Mr. Moore sold Toy Barn Stores in 1966 and founded Toy Town, USA where he was President and CEO. Mr. Moore sold the company to Lionel Corporation in 1978 where he remained as Senior Vice President of Purchasing until he joined Toys "R" Us in 1980. At Toys "R" Us, Mr. Moore progressed from Senior Vice President of Purchasing to Executive Vice President, General Merchandising Manager, to Member of the Executive Committee to a Director of the Company. Mr. Moore retired from Toys "R" Us in 1990 but continues as a member of the company's Board of Directors. After retiring from Toys "R" Us, Mr. Moore founded Howard Moore Associates, a consulting group to the toy industry in the areas of marketing, product development, licensing, merchandising and packaging. Howard Moore Associates has provided consulting services to a number of start-up companies, product developers, toy inventors and has recently brokered the sale of four toy companies. Mr. Moore brings a wealth of business experience in development and marketing of products for children.

                             EXECUTIVE COMPENSATION

     Effective upon completion of the minimum offering, the Company anticipates that it will, pursuant to employment agreements, pay the following estimated annual salaries to it's executive staff. The Company believes the persons named below will be its most highly compensated executive officers.

Annual Summary Compensation Table (Estimated):
----------------------------------------------

Name and Position                                   Salary
-----------------                                   ------
Nasser V. Hamedani                                  200,000
     Chairman of the Board of Directors
     Chief Executive Officer

Sholeh A. Hamedani                                  135,000
     President

Larry Wheeler                                       135,000
     Chief Technical Officer

Tim Turner                                          125,000
     Chief Financial Officer

Tyler Wheeler                                       125,000
     Vice President,
     Technical Development

     Since inception, Mr. Hamedani has received no compensation from the Company. The Company has committed to loan Mr. Hamedani up to $500,000. In the event of the completion of a public offering, the commitment will be terminated and no additional amounts will be loaned to the Company's chairman. As of September 30, 1998, amounts outstanding under this loan commitment was $241,404 (which includes $9,841 of accrued interest). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The  following  table sets forth  certain  information  with respect to the beneficial  ownership of the Company's  common stock  immediately  prior to this offering, as adjusted to reflect the sale of common stock offered hereby for (i)
each person or entity who is known by the Company to beneficially  own more than
5% of the  outstanding  common stock of the Company,  (ii) each of the Company's directors,  and (iii) all directors  and executive  officers of the Company as a group.  The Company  believes  that the  beneficial  owners of the Common  Stock listed below, based upon information furnished by them, have sole investment and voting power with respect to their  shares,  subject to community  property laws where applicable.
Directors, Officers                       Shares Beneficially                       Percentage of Common
Shares and 5% Stockholders                      Owned(1)                                 Outstanding
--------------------------                -------------------                       --------------------
                                                                         Before Offering      Minimum        Maximum
                                                                         ---------------      -------        -------
                                                                           (14,866,919)     (15,266,919)   (16,866,919)

Nasser Hamedani(2)                                 950,000                      6.4%             6.2%          5.6%

Sholeh Hamedani(2)                               2,047,334                     13.8%            13.4%         12.1%

Nasser Hamedani & Andrea
Hamedani(2)                                      4,000,000                     26.9%            26.2%         23.7%

Larry Wheeler                                      250,000                      1.7%             1.6%          1.5%

Jamshid Ghosseiri                                   10,000                      .07%             .07%          .06%

SANDHRS LTD. PARTNERSHIP(5)                      5,000,000                     33.6%            32.7%         29.6%
1570 Rancho Del Hambre
Lafayette, CA 04549

All directors and officers                      12,267,334                     82.5%            80.3%         72.7%
as a group (5 persons)


     ------------------------
     (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 30, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

     (2) The address of Mr. Hamedani, Ms. Hamedani, Larry Wheeler and Mr. Ghosseiri is: c/o International Marketing Dynamics, 337 Preston Court, Livermore, CA 94550.

     (3) The General Partner of SANDHRS LTD. PARTNERSHIP is Nasser Hamedani.
     ------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1997, the Company entered into a variety of agreements with the founder of the Company, who also currently serves as the Chairman and Chief Executive Officer (the "Chairman"), related to his founding contribution. In conjunction with these agreements, 10,000,000 common shares were issued to the Chairman. In June 1998, these agreements were rescinded and a new agreement was entered into which stated that the 10,000,000 shares issued to he chairman were issued for his initial contribution of intellectual property rights to the Company. These shares have been valued at the founder's historical cost basis in such assets, which was nil at the date of contribution. In addition, the Company has committed to loan the Chairman up to $500,000. As of December 31, 1997 and 1996, amounts outstanding under this loan commitment totaled $241,404 (including $9,841 of accrued interest currently due) and $113,676, respectively. In the event of the completion of a public offering this loan will no longer be drawn against. The unpaid principle bears interest at 8.5% due quarterly commencing September 1997, and are partially secured by investments owned by the Chairman. The principal is due on June 21, 2000.

     In March 1995, Global Management systems, Inc. ("GMS"), an organization owned by the President of the Company (who is also related to the Chairman), obtained a 20 year exclusive license from a non-related party for all rights related to certain educational video masters in exchange for $20,000 cash and a $780,000 payable pursuant to a royalty license agreement, with royalties payable due to the extent sales of the related products are made at a rate of 5% of net sales. Payments totaling $25,523 were paid by GMS through February 1996 on the loan payable. In March 1996, GMS transferred all rights to these video masters to the Company in exchange for the issuance of 2,000,000 shares of the Company's common stock to the Company's President. GMS and the Company's president retained the remaining $754,477 liability under the loan payable. These video masters were recorded at GMS's cost basis as of March 1996 ($65,786) and will be amortized over a five year period. Remaining license expense totaling $754,477 will be recorded by the Company as sales of the product are made. Through September 30, 1998, there have been no sales made by the Company of products subject to the royalty agreement.

     During 1997, the Company had one employee. Included in selling, general and administrative expenses is $14,343 and $7,000 in consulting fees and other expenses paid to the President and certain other family members for the years ended December 31, 1997 and 1996, respectively. Corresponding amounts for the nine months ended September 30, 1997 and 1998 were $7,401 and $9,088, respectively.

     In June 1996, the Company entered into a joint product development and management agreement with Integrative Systems, LLC ("IS LLC"), which granted IS LLC the exclusive right to develop and manage the Company's ISP and Internet-related products in exchange for specified payments by the Company for services rendered, royalties paid to IS LLC on related product sales and 250,000 shares of the Company's common stock. The Company will receive all rights of ownership for products developed under this agreement. This relationship has ceased with the integration of IS LLC into the Company and this agreement has been terminated. Product development costs of $160,960 and $260,601 in 1997 and 1996, respectively, were paid to IS LLC, including $125,000 related to the issuance of the above-mentioned common shares in 1996. Product development costs paid to IS LLC in the nine months ended September 30, 1997 and 1998 were $76,500 and $128,947, respectively. Amounts paid to IS LLC that are included in cost of revenue for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 were $168,096, $156,778 and $109,785, respectively. Accounts
Payable-Related Party are due to IS LLC. In addition, included in current Related Party Receivables at December 31, 1997 is $27,310 due from IS LLC related to its management of the Company's ISP.

                            DESCRIPTION OF SECURITIES

     The Company has authorized 200,000,000 shares of common stock, par value $.001. Immediately prior to this offering, there were 14,866,919 shares of Common Stock outstanding and held of record by 543 shareholders. Owners of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. The owners of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the common stock shareholders are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. common stock shareholders, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by this Registration Statement, when issued for the consideration set forth in this Registration Statement, will be fully paid and non-assessable.

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities

     The Utah Revised Business Corporation Act, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's Articles of Incorporation provides for the indemnification of directors and officers to the full extent permitted by Utah law.

     The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

Registration Rights

     There are no agreements between current shareholders and the Company with respect to the registration of such shares under the Securities Act.

Transfer Agent and Registrar

     The transfer agent and registrar for the Company's Common Stock is Interwest Transfer Company, Salt Lake City, Utah.

NASDAQ National Market Listing

     Application will be made to have the common stock listed for quotation on the NASDAQ National Market under the symbol "DNET."

                        SHARES ELIGIBLE FOR FUTURE RESALE

     Prior to this Offering, there has been no public market for the Common Stock and there can be no assurance that a significant public market for the common stock will be developed or be sustained after this Offering. Sales of substantial amounts of common stock in the public market after this Offering, or the possibility of such sales occurring, could adversely affect prevailing market prices for the common stock or the future ability of the Company to raise capital through an offering of equity securities.

     Upon completion of this Offering, the Company will have 15,266,919 shares outstanding if the minimum amount is sold, and 16,866,919 shares outstanding if the maximum amount is sold. The shares sold in this Offering will be freely tradeable without restriction or further registration under the Securities Act unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Rule 144") described below. Sales of outstanding shares to residents of certain states or jurisdictions may only be effected pursuant to a registration in or applicable exemption from the registration provisions of the securities laws of those states or jurisdictions.

     The remaining 14,866,919 shares of common stock outstanding upon completion of this Offering, which are held of record by shareholders prior to this Offering are "restricted securities" and may not be sold in a public distribution except in compliance with the registration requirements of the Securities Act or an applicable exemption under the Securities Act, including an exemption pursuant to Rule 144. In general, under Rule 144 as in effect at the closing of this offering, beginning 90 days after the date of this Prospectus, a person (or persons whose shares of the Company are aggregated) who has beneficially owned Restricted Shares for at least one year (including the holding period of any prior owner who is not an affiliate of the Company) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock (approximately 168,669 shares immediately after this Offering assuming the maximum is sold) or
(ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner who is not an affiliate of the Company) is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     A substantial number of shares currently restricted from resale under Rule 144 will become freely tradeable upon the effective date of this Prospectus. The Company is unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for the Common Stock of the Company, the personal circumstances of the sellers and other factors. Sales of substantial amounts of shares in the public market could adversely affect prevailing market prices and could impair the Company's future ability to raise capital through an Offering of its equity securities.

                              PLAN OF DISTRIBUTION

     The Company proposes to offer and sell the shares directly to members of the public. Announcements of this Offering, in the form prescribed by Rule 134 of the Securities Act, will be communicated in general publications and on the Internet. A copy of this Prospectus will be delivered to those who request it, together with the Subscription Agreement. All shares will be sold at the public Offering price of $10.00 per share and a minimum purchase of 100 shares is required. The Company reserves the right to reject any subscription or share purchase agreement in full or in part.

     The Company will effect offers and sales of shares through printed copies of this Prospectus delivered by mail and electronically. Any voice or other communications will be conducted in certain states through its executive officers, and in other states through a designated sales agent, licensed in those states. Under Rule 3a4-1 of the Exchange Act, none of these employees of the Company will be deemed a "broker," as defined in the Exchange Act, solely by reason of participation in this Offering, because (1) none is subject to any of the statutory disqualifications in Section 3(a)(39) of the Exchange Act, (2) in connection with the sale of the shares hereby offered, none will receive, directly or indirectly, any commissions or other remuneration based either directly or indirectly on transactions in securities, (3) none is an associated person (partner, officer, director or employee) of a broker or dealer and (4) each meets all of the following conditions: (A) primarily performs substantial duties for the issuer otherwise than in connection with transactions in securities; (b) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) will not participate in selling an Offering of securities for any issuer more than once every 12 months.

     Until the minimum number of Shares is sold and gross proceeds of no less than $7,000,000 are received, all funds received for the purchase of Shares will be held in an escrow with U.S. Bank Trust, N.A. (the "Escrow Agent"). Upon the receipt of subscriptions for the minimum Offering amount, the Escrow Agent will release the funds held in escrow to the Company and certificates for the purchase of Shares will be issued to subscribers. If the minimum number of Shares is not sold by the scheduled termination date of the Offering or by such earlier date as the Company determines to terminate this Offering, all funds held in escrow will be returned to the subscribers. with any interest which accrue on those funds. In the event that the minimum Offering amount is not raised, interest will not be returned to investors.

     The Company does not intend to use broker-dealers in the sale of securities in the Offering. However, if the Company subsequently determines that it will use a broker-dealer for the purpose of selling the securities, the Company will amend the registration statement by post-effective amendment to identify a selected broker-dealer at such time as such broker-dealer sells 5% or more of the Offering. In the view of the Commission's Division of Corporation Finance, any selected broker-dealer that sells securities in this type of an Offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act. Prior to the involvement of any broker-dealer in the Offering, the Company must obtain a no objection position from the NASD regarding the contemplated underwriting compensation and arrangements.

                             DESCRIPTION OF PROPERTY

     The Company's headquarters is located in Livermore, California where it leases 4,166 square feet of office space. All marketing, production, and accounting functions are performed at this location. The Company also leases office space in Fresno, California, where it leases 1,917 square feet. Future sales locations will be leased by the Company from unrelated third parties. The Company outsources all of the manufacturing and distribution of its CD ROM products. The Company's capital equipment consists of furniture and computer equipment.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     No person named in this Prospectus as an expert or as counsel to the Company was hired on a contingent basis or was or is a promoter, underwriter, voting trustee, director, officer or employee of the Company.

                                  LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for the Company by Evers & Hendrickson, L.L.P., San Francisco, CA.

                              CHANGE IN ACCOUNTANTS

     In September 1998, the Company appointed Marc Lumer & Company to replace the former accountants as its principal accountants. There were no disagreements with the former accountants during their term from April 1, 1997 to September 22, 1998 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the former accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. The former accountants issued a qualified opinion on the financial statements as of and for the years ended December 31, 1996 and 1997 due to omission by the Company of inception to date information as required for development stage enterprises. In addition, their report included an explanatory paragraph referring to the substantial doubt of the Company's ability to continue as a going concern. The Company did not consult with Marc Lumer & Company on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors.

                                     EXPERTS

  The financial statements of Two Dog Net, Inc. as of December 31, 1996 and 1997, and for the years ended December 31, 1996 and 1997, appearing in this Prospectus and Registration Statement have been audited by Marc Lumer & Company, independent auditor, as stated in their report, which expresses a qualified opinion related to the omission from the financial statements or certain required development stage company disclosures, and includes an explanation referring to the substantial doubt of the Companys' ability to continue as a going concern. Such report appears herein and in the Registration Statement, and has been included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

  A Registration Statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission, Office of Small Business Policy, Washington, D.C. This

Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the shares offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. In addition the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other documents filed electronically with the Commission, including the Registration Statement. The Company intends to furnish its shareholders with annual reports containing financial statements audited by its independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

Appendix A                      2,000,000 Shares
                                Two Dog Net, Inc.

                            Share Purchase Agreement

To Two Dog Net, Inc.:

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the Prospectus dated ___________, 1999, and am aware of the risk factors contained therein. I represent that I have relied solely upon the contents of the Prospectus in making an investment decision with regard to the shares offered thereby, and I have not relied on any other statements made by or with regard to the Company in connection with its anticipated operations or financial performance.

______________________________   ______________________________
(Signature)                                   (Date)
______________________________   ______________________________
(Signature)                                   (Date)

Enclosed is payment for ________ shares at $________;
Total: $________
Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s):_________________________________________________________
Number of share(s): ________________
As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:

For the person(s) who will be registered shareowners:
Mailing Address:_________________________________________________
City, State, Zip:________________________________________________
Telephone:_______________________________________________________
Social Security or Taxpayer ID Number(s):________________________

Note: Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.

No Subscription Is Effective Until Acceptance.
Subscription Accepted by  Two Dog Net, Inc.:


__________________________
Sholeh Hamedani, President

Date _____________________

                    INTERNATIONAL MARKETING DYNAMICS, INC.
                          (A Development Stage Company)
                              FINANCIAL STATEMENTS
                   For the Years Ended December 31, 1996, 1997
                     and the Nine Months Ended September 30,
                       1997 (Unaudited), 1998 (Unaudited)

                                Two Dog Net, Inc.
                          Index to Financial Statements

Report of Independent Auditors...............................................F-2

Balance Sheets...............................................................F-3

Statements of Operations.....................................................F-4

Statements of Shareholders' Equity.....................................F-5; F-14

Statements of Cash Flows.....................................................F-6

Notes to Financial Statements................................................F-8

                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of International Marketing Dynamics, Inc.


I have audited the accompanying balance sheets of International Marketing Dynamics, Inc. (the "Company") (a development stage company) as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

The financial statements do not include disclosures of cumulative activity from inception of the Company as required by generally accepted accounting principles for development stage companies.

In my opinion, except for the omission from the financial statements of the disclosures described in the preceding paragraph, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to such financial statements, there are matters that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




San Francisco,  California
October 21, 1998

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company)
BALANCE SHEETS
                                                                  December 31,          September 30,
                                                             1996           1997            1998
                                                        -----------     -----------     -----------
                                                                                        (Unaudited)
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                             $ 67,691        $506,203        $676,968
     Related party receivables                                 --            33,310          25,559
     Prepaid expenses and other                              11,330          12,270          35,400
                                                        -----------     -----------     -----------
         TOTAL CURRENT ASSETS                                79,021         551,783         737,927

PROPERTY AND EQUIPMENT - Net                                265,806         243,064         189,863

VIDEO MASTERS                                                58,958          45,802          45,933

PATENT COSTS - Net                                            5,924          14,494          14,494
                                                        -----------     -----------     -----------

                  TOTAL ASSETS                             $409,709        $855,143        $988,217
                                                        ===========     ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
     Accounts payable                                      $ 24,701        $ 54,994        $ 23,051
     Accounts payable - related party                        25,205          45,841            --
     Deferred revenue                                          --             9,127          10,590
     Other current liabilities                                 --            89,953          14,291
     Loans payable, related party - current portion          12,000          11,039          12,621
                                                        -----------     -----------     -----------
         TOTAL CURRENT LIABILITIES                           61,906         210,954          60,553

Loans payable, related party - non current portion           10,539            --              --
                                                        -----------     -----------     -----------

                  TOTAL LIABILITIES                          72,445         210,954          60,553
                                                        -----------     -----------     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
common stock, par value $.001 per share;  authorized
   200,000,000 shares, issued and outstanding 3,428,536
   shares at December 31, 1996, 14,304,667 shares at
   December 31, 1997 and 14,719,173 share
   at September 30, 1998 (unaudited)                          3,429          14,305           14,719
Additional paid-in capital                                2,090,549       3,410,168        4,138,393
Note receivable from officer                               (113,676)       (241,404)        (234,231)
Deficit accumulated during the development stage         (1,643,038)     (2,538,880)      (2,991,217)
                                                        -----------     -----------      -----------

         TOTAL STOCKHOLDERS' EQUITY                         337,264         644,189          927,664
                                                        -----------     -----------      -----------

                  TOTAL LIABILITIES AND
                    STOCKHOLDERS' EQUITY                $   409,709     $   855,143      $   988,217
                                                        ===========     ===========      ===========

See accompanying notes.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company)
STATEMENTS OF OPERATIONS

                                                                                             Nine Months Ended
                                                 Years Ended December 31,                      September 30,
                                           ---------------------------------         ---------------------------------
                                                1996                1997                  1997                1998
                                                ----                ----                  ----                ----
                                                                                       (Unaudited)         (Unaudited)
REVENUES                                   $       --           $     50,406         $     28,310         $    139,110

COST OF REVENUES                                 42,977              254,010              202,925              175,906
                                           ------------         ------------         ------------         ------------


         GROSS PROFIT (LOSS)                    (42,977)            (203,604)            (174,615)             (36,796)
                                           ------------         ------------         ------------         ------------


OPERATING EXPENSES

Product development                             260,601              160,960               76,500              128,947
Selling, general and administrative             237,774              546,182              261,813              316,243
                                           ------------         ------------         ------------         ------------

         TOTAL OPERATING
           EXPENSES                             498,375              707,142              338,313              445,190
                                           ------------         ------------         ------------         ------------


OPERATING LOSS                                 (541,352)            (910,746)            (512,928)            (481,986)

OTHER INCOME                                      5,357               14,904               12,572               29,649
                                           ------------         ------------         ------------         ------------

NET LOSS                                   ($   535,995)        ($   895,842)        ($   500,356)        ($   452,337)
                                           ============         ============         ============         ============


LOSS PER SHARE                             ($       .31)        ($       .06)        ($       .04)        ($       .03)
                                           ============         ============         ============         ============

WEIGHTED AVERAGE
  NUMBER OF COMMON
    SHARES OUTSTANDING                     $  1,735,000         $ 13,785,000         $ 13,700,000         $ 14,439,000
                                           ============         ============         ============         ============

See accompanying notes.

INTERNATIONAL MARKETING DYNAMICS, INC. (a Development Stage Company) STATEMENTS OF STOCKHOLDERS' EQUITY
DECEMBER 31, 1996, 1997 AND SEPTEMBER 30, 1998 (Unaudited)


(SEE LAST PAGE of f/s)

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company)
STATEMENTS OF CASH FLOWS

                                                                                                     Nine Months Ended
                                                           Years Ended December 31,                     September 30
                                                           ------------------------               -----------------------
                                                           1996                1997               1997               1998
                                                           ----                ----               ----               ----
                                                                                              (Unaudited)        (Unaudited)
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net loss                                              $  (535,995)        $  (895,842)        $  (500,356)        $  (452,337)
Adjustments to reconcile net loss to
  net cash used by operating activities:
         Depreciation and amortization                     42,977              85,764              56,014              66,121
         Interest earned on related party note               --                (9,841)            (10,129)               --
Warrants issued for services                                 --                13,262                --                  --
Common stock issued for services                          190,000                --                  --                43,485
Effect of changes in:
         Accounts receivable - related parties               --               (27,310)            (21,544)             17,592
         Prepaid expenses and other                       (11,330)              4,460                 505             (23,130)
         Accounts payable                                  49,956              50,929             (49,906)            (77,784)
         Deferred revenue                                    --                 9,127               1,501               1,463
         Other current liabilities                           --                89,953               1,878             (24,080)
                                                      -----------         -----------         -----------         -----------

                  NET CASH USED BY
                    OPERATING ACTIVITIES                 (264,392)           (679,498)           (522,037)           (448,670)
                                                      -----------         -----------         -----------         -----------


CASH FLOWS FROM
  INVESTING ACTIVITIES
         Purchase of property and equipment              (300,058)            (49,866)            (52,945)             (3,052)
         Development of Video Masters                     (20,263)               --                  --                (9,999)
         Loaned to related parties                       (113,676)           (123,887)            (84,725)             (2,668)
         Loaned to other                                     --                (5,400)               --                  --
         Patent costs                                      (5,924)             (8,570)             (4,670)               --
                                                      -----------         -----------         -----------         -----------

                  NET CASH USED BY
                    INVESTING ACTIVITIES                 (439,921)           (187,723)           (142,340)            (15,719)
                                                      -----------         -----------         -----------         -----------


CASH FLOWS FROM
  FINANCING ACTIVITIES
         Proceeds from issuance of
           common stock - net                             749,008           1,317,233             816,557             635,154
         Borrowings on long-term
           loans payable                                   28,838                --                  --                  --
         Repayments on long-term
           loans payable                                   (6,300)            (11,500)             (8,578)               --
                                                      -----------         -----------         -----------         -----------

                  NET CASH PROVIDED BY
                    FINANCING ACTIVITIES                  771,546           1,305,733             807,979             635,154
                                                      -----------         -----------         -----------         -----------


INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company)
STATEMENTS OF CASH FLOWS (Continued)
                                                                         Nine Months Ended
                                       Years Ended December 31,            September 30
                                       -----------------------          -------------------
                                       1996            1997             1997           1998
                                       ----            ----             ----           ----
                                                                     (Unaudited)   (Unaudited)
NET INCREASE IN CASH AND
  CASH EQUIVALENTS                     67,233         438,512          143,602         170,765

CASH AND CASH EQUIVALENTS
  Beginning of period                     458          67,691           67,691         506,203
                                     --------        --------        ---------        --------

CASH AND CASH EQUIVALENTS
  End of period                      $ 67,691        $506,203        $ 211,293        $676,968
                                     ========        ========        =========        ========

SUPPLEMENTAL DISCLOSURE
  Cash payment of interest           $  2,453        $  1,242        $    --          $   --
                                     ========        ========        =========        ========

SUPPLEMENTAL SCHEDULE OF
  NON-CASH INVESTING AND
  FINANCING ACTIVITIES
    Common stock issued
             for Video Master        $ 45,523        $   --          $    --          $   --
                                     ========        ========        =========        ========


WARRANTS ISSUED
          FOR SERVICES               $   --          $ 13,262        $    --          $   --
                                     ========        ========        =========        ========

COMMON STOCK ISSUED
         FOR SERVICES                $190,000        $   --          $    --          $ 43,485
                                     ========        ========        =========        ========


See accompanying notes.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


NOTE A            ORGANIZATION AND ACCOUNTING BASIS

Organization

International Marketing Dynamics, Inc. (A Development Stage Company) (the "Company") was incorporated under the name ViCom, Inc. on July 14, 1983 under the laws of the State of Utah, changed its name to Quick Stop Photo International, Inc. on October 29, 1984 and to Asian-American International, Inc. on May 9, 1988. The Company was inactive from 1990 to July 1995, at which time the Company's current President obtained majority ownership and changed the Company's name to International Marketing Dynamics. The Company is in the development stage and its current business strategy is to develop and market server and integrated application software to allow the execution of secure transactions through the internet within "safe zones". These safe zones are to be content specific areas provided by the Company or custom designed by the user. In addition, the Company is an internet service provider ("ISP") in the Fresno, California area (see Note F).

Going Concern Accounting Basis

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $895,842 and $535,995 and used cash in operating activities of $679,498 and $264,392 in the years ended December 31, 1997 and 1996, respectively. The Company expects that it will continue to incur substantial expenses related to its research and development efforts and sales and marketing activities and that as a result will incur losses for the foreseeable future. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classifications of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management's plans include several alternatives for securing funds, including private placements (See Note G) and an initial public offering of equity which would raise funds to continue the Company's developmental and marketing efforts. However, no assurances can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flow.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


NOTE B            SIGNIFICANT ACCOUNTING POLICIES

Financial Statement Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers cash investments with maturity of three months or less at the time of purchase to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed on a straight-line basis over estimated useful lives of five years to seven years.

Software Development Costs

Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs to complete the products or enhancements would be capitalized. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

Video Masters

Video Masters are stated at cost (predecessor cost for masters contributed by the president - See Note C) and amortized upon completion over their estimated useful life of five years under the straight-line method. Accumulated amortization totaled $6,828, $19,985 and $29,852 (unaudited) at December 31, 1996 and 1997 and September 30, 1998, respectively.

Patent

Costs represent capitalized legal fees related to one patent application which the Company currently has on file. Such costs will be amortized over the shorter of the estimated life of technology or the remaining life of the patent when granted.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)



NOTE B (Continued)


Revenue Recognition

Revenues currently earned as an ISP are recognized ratably over the period of service.


Income Taxes

The Company accounts for income taxes under an asset and liability approach to financial accounting and reporting for income taxes. A valuation allowance is provided when necessary to reduce deferred tax assets to the amount expected to be realized.

Interim Financial Information (Unaudited)

The accompanying unaudited financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation have been included. Results for the interim periods are not necessarily indicative of the results to be expected for a full year.

Concentration of Credit Risk and Significant Risks and Uncertainties

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of related party receivables and receivables in conjunction with the Company's ISP operations. Credit risk is affected by the individual creditworthiness of the Company's related parties (See Notes C and F) and, in conjunction with Company's ISP operations, conditions, or occurrences with the local economy and the high technology industry.

The Company participates in a dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company's future financial position or results of operations: advances and trends in new technologies and industry standards; competitive pressures in the form of new products or price reductions on current products; changes in certain strategic partnerships or customer relationships; risk associated with changes in domestic and international economic and/or political conditions or regulations; availability of necessary components; risks associated with Year 2000 compliance; and the Company's ability to attract and retain employees necessary to support its growth.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


Recently Issued Accounting Standard

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from nonowner sources. Adoption of this statement will not impact the Company's financial position, results of operations or cash flows. This statement is effective for fiscal years beginning after December 15, 1997, with earlier application permitted.


NOTE C            RELATED PARTY TRANSACTIONS


In 1997, the Company entered into a variety of agreements with the founder of the Company, who also currently serves as the Chairman and Chief Executive Officer (the "Chairman"), related to his founding contribution. In conjunction with these agreements 10,000,000 common shares were issued to the Chairman. In June 1998, these agreements were rescinded and a new agreement was entered into which stated that the 10,000,000 shares issued to the chairman were issued for his initial contribution of intellectual property rights to the Company. These shares have been valued at the founder's historical cost basis in such assets which was nil at the date of contribution. In addition, the Company has committed to loan the Chairman up to $500,000. As of December 31, 1996 and 1997, amounts outstanding under this loan commitment totaled $113,676 and $241,404 (including $9,841 of accrued interest currently due), respectively. As of September 30, 1998 (unaudited), amounts outstanding under this loan commitment totaled $234,231. These receivables bear interest at 8.5% due quarterly commencing September 1997 and are partially secured by investments owned by the Chairman. The principal is due on June 21, 2000.

In March 1995, Global Management Systems, Inc. (GMS), a company owned by the President of the Company who is also related to the Chairman, obtained a 20 year exclusive license for all rights related to certain educational video masters in exchange for $20,000 cash and $780,000 non-interest bearing license payable due to the extent sales of the related products are made at a rate of 5% of net sales. Payments totaling $25,523 were paid by GMS through February 1996 on the license payable. In March 1996, GMS transferred all rights to these video masters to the Company in exchange for the issuance of 2,000,000 shares of common stock to the Company's President. GMS and the Company's president retained the remaining $754,477 liability under the license payable. These video masters were recorded at GMS's cost basis as of March 1996 ($65,786) will be amortized over a five year period. Remaining license expense totaling $754,477 will be recorded by the Company as sales of the product are made.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


NOTE C            RELATED PARTY TRANSACTIONS (Continued)

Long-term loans payable-related party are due to the secretary of the Company. These loans are unsecured, bear interest at a weighted average rate of 8.6% and are due in principle and interest payments of $1,000 a month.

During 1997, the Company had one employee. Included in selling, general and administrative is $7,000, $14,343, $7,401 (unaudited) and $9,088 (unaudited) in consulting fees and other expenses paid to the President and certain other family members for the years ended December 31, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, respectively.

See also Note F


NOTE D            PROPERTY AND EQUIPMENT

Property and equipment consists of the following at:
                                                        December 31,              September 30,
                                                   1996              1997             1998
                                                   ----              ----             ----
                                                                                   (Unaudited)
Computer equipment                               $  286,073       $  335,939       $   337,518
Furniture and fixtures                               13,985           13,985            15,458
                                               ------------     ------------      ------------
                                                    300,058          349,924           352,976

Less accumulated depreciation                       (34,252)        (106,860)         (163,113)
                                               ------------      -----------      -------------

                  TOTAL                          $  265,806       $  243,064       $   189,863
                                                 ==========       ==========       ===========

NOTE E   COMMON STOCK TRANSACTIONS

During 1997, the Company issued 876,131 common shares, including 73,080 common shares issued as partial payment of offering costs, for total cash proceeds of $1,623,253 less cash offering costs of $306,020. At December 31, 1997, included in other current liabilities is $34,985 which relates to amounts received under a canceled marketing agreement. In addition, at December 31, 1997 included in other liabilities is $50,000 related to the Company's commitment to issue a further 25,000 common shares to a third party in settlement of a claim. The Company has also committed to issue 20,000 common shares to a consultant upon completion of a project.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


NOTE E   COMMON STOCK TRANSACTIONS (Continued)

During 1996, the Company issued 986,460 common shares, including 194,017 common shares issued as partial payment of offering costs, for total cash proceeds of $890,009 less cash offering costs of $141,001. In addition, during 1996, the Company issued 10,000 common shares each to three of the Company's directors as annual payment for their services. Included in selling, general and administrative expenses is $15,000 in compensation expense related to these issuances.

During 1996, the Company issued 100,000 common shares to a consultant for financial and public relations services. Included in selling, general and administrative expenses is $50,000 in compensation expense related to this issuance.

All common share amounts herein reflect the 1 to 40 reverse stock split of the Company's common stock effected on March 15, 1996.

See also Notes C, F & G.

common stock Transactions (Unaudited)

During the nine months ended September 30 ,1998, the Company issued 368,762 common shares, including 65,275 common shares issued as partial payment of offering costs, for total cash proceeds of $677,217 less cash offering costs of $42,063. During the nine months ended September 30, 1998, the Company issued 25,000 shares to a third party to repay the $50,000 settlement liability discussed above. During the nine months ended September 30, 1998, the Company issued 13,994 shares valued at $34,985 under a canceled marketing agreement. Other current liabilities also include amounts owed to a former consultant for compensation of $12,924 which the Company plans to convert such liability to common stock at a price of $2.00.

In addition, during the nine months ended September 30, 1998, the Company issued 5,000 common shares to an employee as payment for services and 1,750 common shares to an outside consultant as payment for services. Included in selling, general, and administrative expenses is $8,500 in consulting expense related to these issuances.


NOTE F   PRODUCT DEVELOPMENT COSTS

In June 1996, the Company entered into a joint product development and management agreement with Integrative Systems, LLC (IS LLC) which provides IS LLC with the exclusive right to develop and manage the Company's ISP and internet related products in exchange for specified payments by the Company for services rendered, royalties paid to IS LLC on related product sales and 250,000 shares of the Company's common stock. The Company will receive all rights of ownership for products developed under this agreement.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)



NOTE F   PRODUCT DEVELOPMENT COSTS (Continued)


Product development costs of $260,601 and $160,960 in 1996 and 1997, respectively, were paid to IS LLC including $125,000 related to the issuance of the above noted common shares in 1996. Included in Cost of Revenues is $168,096 paid to IS LLC in 1997 in conjunction with such services. Product development costs of $76,500 (unaudited) and $128,947 (unaudited) in the nine months ended September 30, 1997 and 1998, respectively were paid to IS LLC. Included in cost of revenues is $156,778 (unaudited) and $109,785 (unaudited) in the nine months ended September 30, 1997 and 1998 respectively, paid to IS LLC in conjunction with such services. Accounts Payable - Related Party are due to IS LLC. In addition, included in current Related Party Receivables at December 31, 1997 is $27,310 due from IS LLC related to its management of the Company's ISP.

NOTE G   FINANCING AGREEMENT

In December 1997, the Company entered into an agreement with Merit Capital Associates, Inc. ("Merit") to provide financial advisory assistance to the Company for a contemplated private placement of $7 million. Merit will receive a fee of 5% of the gross amount of any capital raised, whether debt or equity. Upon the closing of any offering below $1 million, a 10% fee shall be paid as a partial payment toward the total fee of 5%. The Company is obligated to reimburse Merit for all out-of-pocket expense incurred under this agreement. In addition, regardless of completion of the financing, Merit will receive a warrant, with a term of 5 years, to purchase 15,385 common shares at a price of $3.25 per share. Included in selling, general and administrative expenses is $13,262 which represents the estimated fair value of the warrant.

NOTE H   LEASES

The Company rents its facilities in Livermore, California from a third party under an operating lease agreement on a month-to-month basis. Total rent expense to the third party was $25,200 and $24,000, $12,000 (audited) and $18,000 (unaudited) for the years ended December 31, 1996 and 1997, and the nine months ended September 30, 1997 and 1998, respectively.

NOTE I   INCOME TAXES

No provision or benefit for income taxes has been recognized in the financial statements.

At December 31, 1997, the Company had federal and state net operating loss ("NOL") carryforwards of approximately $1,200,000 and $1,000,000 respectively. The majority of such carryforwards expire from 2001 to 2012.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1997
(INFORMATION AT SEPTEMBER 30, 1998 AND
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1998 IS UNAUDITED)


NOTE I   INCOME TAXES (Continued)

Internal Revenue Code Section 382 places a limitation (the "Section 382 Limitation") on the amount of taxable income which can generally be offset by net operating ("NOL") carryforwards after a change in control (generally greater than a 50% change in ownership) of a loss corporation. California has similar rules. Generally, after a control change, a loss corporation cannot deduct NOL carryforwards in excess of the Section 382 Limitation. Due to these "changes in ownership" provisions, utilization of the NOL and tax credit carryforwards may be subject to an annual limitation regarding their utilization against taxable income in future periods.

Due to this potential limitation and due to the fact that the Company has sustained cumulative losses, the potential future benefits from these deferred assets are fully reserved by means of a valuation allowance and will therefore produce a financial statement benefit if and when utilized.

INTERNATIONAL MARKETING DYNAMICS, INC. (A Development Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
                                                                                                                         Deficit
                                                                                                                       Accumulated
                                                                                                      Additional       During the
                                                                             common stock               Paid-In        Development
                                                                       Shares           Amount          Capital           Stage
                                                                       ------           ------          -------           -----

BALANCE, January 1, 1996                                                62,076      $         62      $ 1,109,385      $ (1,107,043)
Common stock issued for cash                                           986,460               987          748,021                 -
Common stock issued for video master                                 2,000,000             2,000           43,523                 -
Common stock issued for services                                       380,000               380          189,620                 -
Net loss                                                                     -                 -                -          (535,995)
Note receivable from officer                                                 -                 -                -                 -
                                                                    ----------     -------------     ------------     --------------

BALANCE, December 31, 1996                                           3,428,536             3,429        2,090,549        (1,643,038)
Common stock issued for cash                                           876,131               876        1,316,357                 -
Shares issued to founder for initial contribution                   10,000,000            10,000          (10,000)                -
Warrants issued for services                                                 -                 -           13,262                 -
Net loss                                                                     -                 -                -          (895,842)
Note receivable from officer                                                 -                 -                -                 -
                                                                    ----------     -------------     ------------     --------------

BALANCE, December 31, 1997                                          14,304,667            14,305        3,410,168        (2,538,880)
Common stock issued for cash (Unaudited)                               368,762               368          634,786                 -
Common stock issued for services (Unaudited)                             6,750                 7            8,493                 -
Common stock issued for payment of liability (Unaudited)                38,994                39           84,946                 -
Net loss (Unaudited)                                                         -                 -                -          (452,337)
Note receivable from officer                                                 -                 -                -                 -
                                                                    ----------     -------------     ------------     --------------

BALANCE, September 30, 1998 (Unaudited)                             14,719,173     $      14,719     $  4,138,393     $ (2,991,217)
                                                                    ==========     =============     ============     =============



                                                                 Note Receivable
                                                                      from
                                                                     Officer        Total
                                                                  -----------   --------------


BALANCE, January 1, 1996                                                    -     $      2,404
Common stock issued for cash                                                -          749,008
Common stock issued for video master                                        -           45,523
Common stock issued for services                                            -          190,000
Net loss                                                                    -         (535,995)
Note receivable from officer                                         (113,676)       (113,676)
                                                                  -----------   --------------

BALANCE, December 31, 1996                                           (113,676)         337,264
Common stock issued for cash                                                -        1,317,233
Shares issued to founder for initial contribution                           -                -
Warrants issued for services                                                -           13,262
Net loss                                                                    -         (895,842)
Note receivable from officer                                         (127,728)        (127,728)
                                                                  -----------   --------------

BALANCE, December 31, 1997                                           (241,404)         644,189
Common stock issued for cash (Unaudited)                                    -          635,154
Common stock issued for services (Unaudited)                                -            8,500
Common stock issued for payment of liability (Unaudited)                    -           84,985
Net loss (Unaudited)                                                        -         (452,337)
Note receivable from officer                                            7,173            7,173
                                                                  -----------   --------------

BALANCE, September 30, 1998 (Unaudited)                           $  (234,231)    $    927,664
                                                                  ===========     ============

See accompanying notes.

Part II. Information Not Required In Prospectus

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

ITEM 24. The Utah Revised Business Corporation Act ("URBCA") provides that a corporation may indemnify any of its directors and officers against liability in connection with a proceeding if (i) the director or officer acted in good faith;
(ii) the director or officer reasonably believed that his conduct was in, or not opposed to, the corporation's best interest; and (iii) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful. However, the URBCA provides that no indemnification may be made if the director or officer was (i) was adjudged liable to the corporation or (ii)found liable on the basis that personal benefit was improperly derived by him, whether or not the benefit involved an action taken in the person's official capacity. No indemnification may be made in respect of any proceeding in which the director or officer was found liable for negligent misconduct on the performance of his duty to the corporation. In cases where the director or officer is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his status as an officer or director of a corporation, the URBCA mandates that the corporation indemnify the director or officer against reasonable expenses (including attorney's fees) incurred by him in the proceeding. Notwithstanding the foregoing, the URBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses actually incurred, if, in consideration of all relevant circumstances, the court determines that (a) such person is entitled to mandatory indemnification or (b) such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation or (ii) he was adjudged liable on the basis that personal benefit was improperly received by him.

     The Company's Articles of Incorporation provide that to the fullest extent permitted by Utah law, no director shall be personally liable to the Company or its shareholders for monetary damages for acts or omissions that occur in the directors' capacity as directors, except for acts or omissions for (i) a breach of the duty of loyalty to the Company or its shareholders; (ii) a bad faith breach of a director's duty to the Company, intentional misconduct, or a knowing violation of the law; or (iii) transactions from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office. Under the URBCA this provision on the Articles of Incorporation relieves the Company's directors from personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or other final adjudication establishing (i) any breach of the directors duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) transactions in which the director received an improper benefit. In addition, subject to the same provisions set forth above, the Company's Bylaws provide that persons employed by or agents of the Company may be indemnified to the same extent as directors of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM 25. Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the Maximum Offering amount is sold:

Securities and Exchange Commission filing fee             $  6,000
Blue Sky filing fees                                             0
Accountant's fees and expenses                              50,000
Legal fees and expenses                                     60,000
Printing                                                    15,000
Marketing expenses                                          10,000
Postage                                                     25,000
Transfer Agent's fees                                        5,000
Miscellaneous                                               15,000
                                                          --------
  Total                                                   $186,000
                                                          ========

The Registrant will bear all expenses shown above.

                     RECENT SALES OF UNREGISTERED SECURITIES
ITEM 26.  The  following  table  sets  forth  all of the  unregistered  sales of securities by the Company since the Company's inception in July 1995.
----------------------------------------------------------------------------------------------------
Date              Purchaser                              Securities Purchased          Consideration
----------------------------------------------------------------------------------------------------
03/06/96          Abram, Leon                            common stock                  $ 25,000.00
11/03/97          Afanador, Gina                         common stock                  $  5,000.00
08/18/97          Al, Ang                                common stock                  $  1,000.00
11/03/97          Ang, Domingo & Christine               common stock                  $  5,000.00
10/01/97          Ang, Norma & Richmond                  common stock                  $  5,000.00
12/23/97          Arnott, Winfield                       common stock                  $  2,000.00
10/07/96          Aronson, Joel                          common stock                  $  3,000.00
11/09/98          Aronson, Joel                          common stock                  $  5,000.00
12/07/98          Aronson, Joel                          common stock                  $  6,000.00
05/11/98          Auslender, Leland                      common stock                  $ 30,000.00
06/23/98          Auslender, Leland                      common stock                  $ 25,000.00
08/06/98          Auslender, Leland                      common stock                  $ 45,000.00
09/17/98          Auslender, Leland                      common stock                  $ 50,000.00
01/04/99          Auslender, Leland                      common stock                  $ 20,000.00
01/12/99          Auslender, Leland                      common stock                  $ 20,000.00
09/25/97          Baber, Kimberly                        common stock                  $  2,000.00
07/24/97          Bailey, Martin & Maureen               common stock                  $  3,000.00

                                               II-2

01/14/99          Baldessaro, Lisa                       common stock                  $ 20,003.75
01/14/99          Ball, Barbara                          common stock                  $  5,200.00
11/03/97          Barretto, Delia & Victoria             common stock                  $  5,000.00
03/19/96          Barton, Kenneth                        common stock                  $ 15,000.00
05/09/96          Barton, Kenneth                        common stock                  $ 12,500.00
07/29/97          Basford, Charlie                       common stock                  $  5,000.00
10/24/96          Bates, Richard                         common stock                  $  3,000.00
11/17/98          Bates, Richard                         common stock                  $  9,750.00
10/15/96          Beatty, Patricia                       common stock                  $    950.00
07/18/97          Beatty, Tom                            common stock                  $  2,200.00
12/28/98          Beauchamp, James Kevin                 common stock                  $  6,500.00
02/01/98          Belnap, Conrad S.                      common stock                  $ 15,000.00
12/18/98          Bendetti, Jack                         common stock                  $  3,250.00
01/04/99          Berezak, Michael                       common stock                  $  6,500.00
05/21/96          Berman, Jack                           common stock                  $ 10,500.00
08/18/97          Bernabe, Allan                         common stock                  $  1,000.00
06/04/97          Blakley, Della                         common stock                  $  2,000.00
09/04/96          Blase, Larry                           common stock                  $  5,000.00
12/18/98          Bobal, Michael                         common stock                  $  3,250.00
02/01/99          Bobal, Michael                         common stock                  $  3,250.00
01/06/98          Bobo Jr., Wilton C.                    common stock                  $    400.00
02/03/99          Boito, James & Rose Mary               common stock                  $  3,250.00
08/29/96          Boyer, Wilbur                          common stock                  $  7,500.00
07/24/97          Brandon, Stephen                       common stock                  $  5,000.00
01/04/99          Brown, David                           common stock                  $ 13,000.00
11/25/98          Brown, Luke                            common stock                  $    812.50
01/26/99          Burnette, Dennis                       common stock                  $  3,250.00
01/28/99          Bush, Wynde                            common stock                  $  6,500.00
12/08/98          C&C Farms                              common stock                  $  6,500.00
07/10/97          Cabisudo, Rosario                      common stock                  $  5,000.00
01/13/99          Calandra, Gregory                      common stock                  $150,000.00
01/14/99          Calandra, Gregory                      common stock                  $  3,250.00
02/02/99          Calandra, Gregory                      common stock                  $180,000.00
01/22/97          Campos, Salvator                       common stock                  $  1,000.00
08/22/96          Carlson, Rick                          common stock                  $  7,500.00

                                               II-3

01/14/99          Carney, Andrew                         common stock                  $  3,250.00
01/24/97          Case, Daryl                            common stock                  $ 12,000.00
08/18/97          Chan, Janet Ong                        common stock                  $  1,000.00
02/05/98          Chandler, Scot                         common stock                  $  5,000.00
07/12/96          Charron, Richard                       common stock                  $ 25,000.00
10/03/96          Charron, Richard                       common stock                  $ 10,000.00
03/03/97          Charron, Richard                       common stock                  $ 10,000.00
05/15/97          Charron, Richard                       common stock                  $ 10,000.00
10/28/97          Charron, Richard                       common stock                  $  8,000.00
11/14/97          Charron, Richard                       common stock                  $ 10,000.00
05/08/98          Charron, Richard                       common stock                  $ 17,000.00
07/10/97          Chua, Gloria & Tseng                   common stock                  $  5,000.00
08/18/97          Chua, Victorino                        common stock                  $ 10,000.00
11/15/96          Chyr, Wolodymyr                        common stock                  $  5,000.00
08/18/97          Co, Elena                              common stock                  $125,000.00
08/18/97          Co, Rosario                            common stock                  $  5,000.00
01/07/97          Colbert, Evaleta                       common stock                  $ 10,000.00
09/25/97          Colbert, Evaleta                       common stock                  $ 10,000.00
10/24/97          Colbert, Gary                          common stock                  $  4,000.00
12/11/98          Cordova, Kelly A.                      common stock                  $  3,250.00
12/08/97          Corey, Daniel                          common stock                  $  3,000.00
11/12/98          Costa, Andrew                          common stock                  $  5,000.00
01/04/99          Costa, George                          common stock                  $  4,500.00
01/04/99          Costa, George                          common stock                  $  2,000.00
11/17/98          Costa, Patrick                         common stock                  $ 32,500.00
11/17/98          Cotta, James                           common stock                  $  3,250.00
11/19/96          Coulson, Dana Danford                  common stock                  $  5,000.00
07/11/97          Cuoto, Aurora                          common stock                  $  5,000.00
05/19/98          Curtis, Stephen                        common stock                  $  3,250.00
12/01/97          De Fries, Damian                       common stock                  $  1,000.00
02/01/99          De Leo, Blase & Leslie                 common stock                  $  3,250.00
10/04/96          Defries, Daniel                        common stock                  $  8,000.00
10/03/96          DeFries, D'Ann                         common stock                  $  5,000.00
02/14/97          Denenberg, Todd                        common stock                  $ 10,000.00
11/25/98          Denenberg, Todd                        common stock                  $ 12,500.00

                                               II-4

08/04/98          Denesuk, Walt                          common stock                  $ 25,000.00
01/11/99          Denesuk, Walt                          common stock                  $ 25,000.00
12/07/98          Denesuk, Walt                          common stock                  $ 25,000.00
11/09/98          Denesuk, Walt                          common stock                  $ 25,000.00
11/21/97          Derner, Stacy                          common stock                  $    500.00
06/20/96          Devken                                 common stock                  $ 50,000.00
07/08/96          Devken                                 common stock                  $ 20,000.00
10/15/96          Devken                                 common stock                  $  5,549.00
07/18/97          Devken                                 common stock                  $ 23,645.00
05/20/98          Devken                                 common stock                  $ 20,500.00
11/14/97          Dickens, Janis L.                      common stock                  $ 10,000.00
02/18/97          Dinnerstein, Jamie                     common stock                  $  5,000.00
04/11/97          Dobson, Douglas                        common stock                  $  3,550.00
04/11/97          Dobson, Nancy                          common stock                  $  4,400.00
01/27/99          Domurad, William                       common stock                  $  3,250.00
02/01/99          Doran, Roger                           common stock                  $  3,250.00
09/23/98          Drew, Lois                             common stock                  $ 12,500.00
12/11/98          Drew, Lois                             common stock                  $ 12,500.00
02/09/99          Drew, Lois                             common stock                  $ 10,000.00
11/19/96          Drummond, Jack                         common stock                  $  5,000.00
12/01/97          Durant, Roger                          common stock                  $    500.00
02/27/97          Elias, Bassam                          common stock                  $  3,000.00
05/06/97          Ellies, Donna                          common stock                  $ 10,000.00
03/24/98          Ellies, Donna                          common stock                  $  2,000.00
12/01/97          Elliott, Joyce/Stewart N.              common stock                  $    500.00
12/23/97          Ezzell, Jack                           common stock                  $  2,000.00
01/04/99          Ferrera, Augustine & Carol             common stock                  $  9,750.00
02/04/99          Ferrera, Augustine & Carol             common stock                  $  6,500.00
01/27/99          Ferrera, Michele                       common stock                  $  9,750.00
12/08/98          Firchow, R.                            common stock                  $  1,625.00
01/20/99          Firchow, R.                            common stock                  $  1,625.00
05/20/98          Fit Net Int'l Corp.                    common stock                  $ 50,000.00
07/08/96          Five Star Financial                    common stock                  $ 25,000.00
10/15/96          Five Star Financial                    common stock                  $ 13,000.00
07/18/97          Five Star Financial                    common stock                  $ 35,865.00

                                               II-5

01/16/98          Five Star Financial                    common stock                  $ 82,050.00
05/20/98          Five Star Financial                    common stock                  $ 26,000.00
01/13/99          Five Star Financial                    common stock                  $ 19,500.00
07/10/97          Fleshman, Bradley                      common stock                  $  5,000.00
10/01/97          Fonte,Samuel & Glorietta               common stock                  $  5,000.00
01/04/99          Frank, Bryant & Mary                   common stock                  $  6,500.00
04/09/97          Friedman, Francine                     common stock                  $  5,000.00
03/04/97          Friedman, Steve                        common stock                  $ 20,000.00
10/15/96          Fyfee, Stacey                          common stock                  $  2,250.00
07/11/97          Galito, Jude                           common stock                  $  5,000.00
07/11/97          Galito, Maria Teresa                   common stock                  $  5,000.00
07/11/97          Galito, Omar                           common stock                  $  5,000.00
07/11/97          Galito, Reynaldo                       common stock                  $  5,000.00
11/22/96          Garloch, lawrence                      common stock                  $  5,000.00
01/14/99          Gingrich, Gary G                       common stock                  $  1,625.00
01/14/99          Gingrich, Warren                       common stock                  $  1,625.00
09/24/97          Gonte, Gary                            common stock                  $ 20,000.00
05/13/96          Gonte, Henry                           common stock                  $ 25,000.00
12/18/96          Gonte, Henry                           common stock                  $ 10,500.00
01/17/97          Gonte, Henry                           common stock                  $ 30,000.00
05/02/97          Gonte, Henry                           common stock                  $  5,000.00
12/18/96          Gonte, Sheldon                         common stock                  $  7,500.00
02/10/97          Gonte, Sheldon                         common stock                  $ 10,000.00
09/24/97          Gonte, Sheldon                         common stock                  $ 20,000.00
02/15/96          Gonte, William                         common stock                  $ 25,000.00
02/28/96          Gonte, William                         common stock                  $  8,000.00
03/01/96          Gonte, William                         common stock                  $  9,500.00
03/04/96          Gonte, William                         common stock                  $  8,566.00
03/25/96          Gonte, William                         common stock                  $ 20,000.00
04/18/96          Gonte, William                         common stock                  $  7,854.37
04/23/96          Gonte, William                         common stock                  $  4,171.53
05/15/96          Gonte, William                         common stock                  $ 25,000.00
10/04/96          Gonte, William                         common stock                  $ 25,000.00
12/18/96          Gonte, William                         common stock                  $  4,500.00
02/14/97          Gonte, William                         common stock                  $  5,000.00

                                               II-6

11/24/97          Gonte, William                         common stock                  $    150.00
01/06/99          Gonte, William                         common stock                  $  5,000.00
02/01/99          Gonte, William                         common stock                  $ 40,000.00
12/15/97          Gonzales, J. Tim                       common stock                  $  1,500.00
05/19/98          Gonzales, Tim                          common stock                  $  5,200.00
09/09/98          Goode, Thomas                          common stock                  $  1,000.00
12/19/97          Gray Jr., William F.                   common stock                  $  2,000.00
05/09/97          Green, Harold                          common stock                  $ 10,000.00
12/08/97          Greig, Margaret                        common stock                  $ 35,000.00
01/27/98          Greig, Margaret                        common stock                  $ 65,000.00
04/20/98          Greig, Margaret                        common stock                  $  8,000.00
05/11/98          Greig, Margaret                        common stock                  $  3,000.00
01/08/99          Griffin, John                          common stock                  $  8,125.00
02/24/97          Grosinger, Emery                       common stock                  $  6,000.00
09/03/96          Halverson, Theodore                    common stock                  $  3,000.00
03/31/97          Hart, Rosie                            common stock                  $  4,000.00
02/05/97          Haubenreich, Garrett                   common stock                  $ 25,000.00
11/12/98          Hester, Patricia                       common stock                  $  2,500.00
07/09/96          Hidrogo, Eduardo                       common stock                  $  6,000.00
07/10/97          Ho, Dennis & Georgiana                 common stock                  $  6,000.00
11/06/98          Jacobs, Brent                          common stock                  $  1,625.00
11/04/96          Jano, Maha                             common stock                  $  5,000.00
02/11/97          Jano, Maha                             common stock                  $  5,000.00
08/18/97          Jaucian, Jonathan                      common stock                  $  1,000.00
06/11/97          Jensen, Scott                          common stock                  $ 10,000.00
05/30/97          Jimenez, Jose                          common stock                  $  6,000.00
03/19/97          Jordan, Ronald                         common stock                  $ 10,000.00
06/30/97          Jordan, Ronald                         common stock                  $ 20,000.00
01/14/99          Kearns, J Casey & Mary T               common stock                  $  3,250.00
01/14/99          Kearns, John & Grace                   common stock                  $  9,000.00
11/01/95          Kickliter, George                      common stock                  $ 30,000.00
01/19/96          Kickliter, George                      common stock                  $ 10,000.00
12/17/97          Kickliter, George                      common stock                  $ 66,000.00
04/29/98          Kickliter, George                      common stock                  $ 20,000.00
05/19/97          Knopick, David                         common stock                  $  5,900.00

                                               II-7

10/02/98          Kohls, Dr.                             common stock                  $ 12,500.00
07/24/97          Korellis, John S.                      common stock                  $  5,000.00
02/14/97          Kostecki, Janet                        common stock                  $ 10,000.00
05/05/97          Kostecki, Janet                        common stock                  $ 10,000.00
05/19/98          Lamb, Michael Sr.                      common stock                  $  3,250.00
06/03/98          Lamb, Michael Sr.                      common stock                  $  3,250.00
12/04/98          Lampel, David                          common stock                  $ 16,250.00
12/22/98          Lampel, David                          common stock                  $  8,125.00
12/23/98          Lampel, Irwin                          common stock                  $  3,250.00
12/10/98          Lampel, Irwin                          common stock                  $ 13,000.00
02/27/97          Lange, Mark                            common stock                  $ 11,000.00
03/19/97          Lange, Mark                            common stock                  $ 15,000.00
01/14/99          Laskey, William T. & Terry             common stock                  $  3,250.00
10/17/96          Layman, Brenda                         common stock                  $ 20,000.00
11/16/98          Lee, Brian                             common stock                  $  3,250.00
11/16/98          Lee, Jennie                            common stock                  $  3,250.00
01/04/99          Lee, Ronald                            common stock                  $ 32,500.00
11/13/96          Lee, Young-Soo                         common stock                  $  5,000.00
08/21/96          Levin, Nancy                           common stock                  $  5,000.00
10/23/96          Levin, Nancy                           common stock                  $  4,000.00
12/23/97          Lewis, Henry                           common stock                  $  2,000.00
01/04/99          Linden, Irwin                          common stock                  $ 15,000.00
01/19/99          Lupinetti, Anthony J.                  common stock                  $ 13,000.00
06/11/97          Maisano, Paul                          common stock                  $  5,000.00
01/05/99          Marcolin, Maurizio                     common stock                  $ 32,500.00
08/12/97          Mattice, Darrin                        common stock                  $  4,500.00
08/26/96          McCabe, Margaret                       common stock                  $  3,000.00
12/07/98          McClellan, Kelly                       common stock                  $  3,250.00
08/23/96          Menicou, Panayiotis                    common stock                  $  3,000.00
01/27/99          Miller, Alvin L.                       common stock                  $  3,250.00
12/23/97          Miller, Brian S.                       common stock                  $  5,000.00
01/22/97          Monson, Mitchell                       common stock                  $  2,000.00
02/10/97          Monson, Mitchell                       common stock                  $  2,000.00
07/25/97          Monson, Mitchell                       common stock                  $  4,000.00
10/07/98          Moore, Wayne                           common stock                  $  5,005.00

                                               II-8

06/16/97          Morimoto, Rick                         common stock                  $  5,000.00
07/08/96          Morra, Linda                           common stock                  $  4,700.00
01/06/98          Morrel, William R.                     common stock                  $  2,000.00
01/14/99          Moyer, David                           common stock                  $  3,250.00
01/14/99          Myers, Warrem                          common stock                  $  3,250.00
09/10/96          Nash, Buford                           common stock                  $  3,000.00
10/08/98          Nash, Buford                           common stock                  $  9,750.00
11/18/98          Nash, Buford                           common stock                  $ 43,875.00
09/03/98          Nash, Dennis                           common stock                  $  1,950.00
12/10/98          Nash, Dennis                           common stock                  $  6,500.00
12/15/98          Nash, Dennis                           common stock                  $ 13,000.00
08/27/96          Nash, Tim                              common stock                  $ 10,500.00
09/10/96          Nash, Tim                              common stock                  $ 10,000.00
08/10/98          Nash, Tim                              common stock                  $ 32,500.00
08/10/98          Nash, Tim                              common stock                  $  6,500.00
10/27/98          Nash, Tim                              common stock                  $ 13,000.00
12/10/98          Nash, Tim                              common stock                  $  6,500.00
01/04/99          Nash, Tim                              common stock                  $  4,875.00
08/10/98          Nash, Tim                              common stock                  $  1,625.00
09/03/98          Nash, Tim and Dennis                   common stock                  $ 32,500.00
10/08/98          Nash, Tim and Dennis                   common stock                  $ 32,500.00
11/18/98          Nash, Tim and Dennis                   common stock                  $ 26,000.00
05/23/97          Neubauer, Daniel                       common stock                  $ 23,000.00
05/02/97          Neubauer, David                        common stock                  $ 10,000.00
01/05/99          Newsome, Eric                          common stock                  $ 10,000.00
07/24/97          Nolta, Lisa                            common stock                  $  1,000.00
01/04/99          Nora, John                             common stock                  $  8,125.00
07/24/97          Ochipinti, Bob                         common stock                  $  2,000.00
01/12/99          Olah, Susan                            common stock                  $  3,250.00
12/11/98          O'Neil, Kevin                          common stock                  $  3,250.00
01/04/99          Oszust, Dennis                         common stock                  $  8,125.00
01/14/99          Pacifico, Anthony                      common stock                  $ 10,000.00
06/11/97          Palen, Barbara & Randolph              common stock                  $  5,000.00
02/18/97          Parker, Jeffrey                        common stock                  $  4,000.00
05/27/97          Parker, Jeffrey                        common stock                  $ 36,000.00

                                               II-9

01/05/99          Peltier, Mark                          common stock                  $ 32,500.00
08/18/97          Penaflor, John                         common stock                  $  1,000.00
01/22/97          Perez, Paul                            common stock                  $  1,650.00
03/19/97          Peterson, Mark                         common stock                  $ 25,000.00
07/03/96          Pickens, Patricia                      common stock                  $ 15,000.00
09/25/97          Poblete, Jose                          common stock                  $  5,000.00
04/22/97          Poynera, Cort                          common stock                  $  1,000.00
07/18/97          Poynera, Cort                          common stock                  $  8,700.00
05/20/98          Poynera, Cort                          common stock                  $  2,000.00
07/13/98          Provisor, Marc R.                      common stock                  $  7,500.00
01/22/99          Puckette, William T.                   common stock                  $  6,500.00
01/04/99          Puscas, James                          common stock                  $  6,500.00
12/08/98          Reed, Jo Ann                           common stock                  $  1,625.00
01/20/99          Reed, Jo Ann                           common stock                  $  1,625.00
03/19/97          Rochlin, Morris                        common stock                  $ 20,000.00
10/05/96          Rohner, Gerry                          common stock                  $  8,000.00
02/05/98          Rumney, Jeff                           common stock                  $  3,500.00
05/06/97          Rymal, Christopher                     common stock                  $ 10,000.00
06/11/97          Rymal, Christopher                     common stock                  $  5,000.00
02/04/99          Sbragia, Eugene                        common stock                  $ 16,250.00
01/08/99          Schocchi, Melinda                      common stock                  $  3,250.00
10/16/96          Scholz, Kevin                          common stock                  $  3,000.00
01/22/97          Scholz, Kevin                          common stock                  $  1,600.00
12/17/98          Sciaulino, Mary                        common stock                  $  3,250.00
03/27/96          Shafran, Igor                          common stock                  $ 20,000.00
03/25/96          Shapiro, Jonathan                      common stock                  $ 15,000.00
05/03/96          Shapiro, Jonathan                      common stock                  $ 12,067.50
05/15/96          Shapiro, Jonathan                      common stock                  $ 23,000.00
09/05/96          Shapiro, Jonathan                      common stock                  $ 10,000.00
09/16/96          Shapiro, Jonathan                      common stock                  $ 10,000.00
07/29/97          Shumate, Norman                        common stock                  $  5,000.00
11/03/97          Shumate, Norman                        common stock                  $  5,000.00
06/05/98          Shumate, Norman                        common stock                  $  5,000.00
07/15/96          Slawson, Eric                          common stock                  $  5,000.00
01/22/99          Sowieja, Gary D. & Joan E.             common stock                  $  5,000.00

                                              II-10

05/10/96          Sowieja, Steve                         common stock                  $ 25,000.00
05/28/96          Sowieja, Steve                         common stock                  $ 40,000.00
07/29/96          Sowieja, Steve                         common stock                  $ 75,000.00
10/01/96          Sowieja, Steve                         common stock                  $ 50,000.00
11/15/96          Sowieja, Steve                         common stock                  $ 60,000.00
02/05/97          Sowieja, Steve                         common stock                  $ 49,999.50
06/26/97          Sowieja, Steve                         common stock                  $ 60,000.00
10/31/97          Sowieja, Steve                         common stock                  $ 44,000.00
09/29/98          Sowieja, Steve                         common stock                  $337,500.00
01/25/99          Sowieja, Steve                         common stock                  $136,500.75
12/01/97          Storm, Tiffany                         common stock                  $  4,000.00
06/29/98          Storm, Tyler B.                        common stock                  $    650.00
09/18/97          Su, Jim C.                             common stock                  $  5,000.00
08/20/96          Sutton, James                          common stock                  $ 37,500.00
12/23/98          Suverkrubee, Michael                   common stock                  $  6,500.00
08/25/97          Sy, Maxima L.                          common stock                  $ 10,000.00
10/31/96          Thomas, Terri                          common stock                  $  8,000.00
03/11/97          Thor, Carolyn & Rolph, R.              common stock                  $ 21,000.00
12/03/96          Trautvetter, George                    common stock                  $  2,600.00
11/13/97          Tsai, Henry L.                         common stock                  $ 34,985.00
11/06/98          Tsamisis, Chris                        common stock                  $  1,625.00
10/24/97          Tugmon, Bernice F                      common stock                  $  2,000.00
08/23/96          Valentine,  Andrea                     common stock                  $  5,000.00
12/08/98          Van Dyke, Steven                       common stock                  $  1,000.00
06/11/97          Wade, Barbara & Elizabeth              common stock                  $ 20,000.00
07/15/96          Ward, James                            common stock                  $  1,050.00
12/23/97          Washington, Darwin                     common stock                  $    500.00
01/04/99          Watt, David                            common stock                  $  6,500.00
01/08/99          Watt, David                            common stock                  $  8,125.00
12/21/98          Weakland, F.C.                         common stock                  $  4,875.00
12/21/98          Weakland, Joseph T.                    common stock                  $  3,250.00
04/29/97          Wedgle, Craig                          common stock                  $ 20,000.00
10/09/98          Weiler, Richard                        common stock                  $ 12,025.00
04/11/97          Weinberg, Constance                    common stock                  $  5,000.00
02/18/97          Weinberg, Maxine, Herbert              common stock                  $ 10,000.00

                                              II-11

12/21/98          Weinstein, Kenneth B.                  common stock                  $ 16,900.00
06/11/97          Weisberg, Robert                       common stock                  $ 10,000.00
06/20/96          Wheeler, Larry                         common stock                  $125,000.00
09/25/97          Wheeler, Lee & Karen                   common stock                  $  6,000.00
01/14/99          Wiggins, Spencer                       common stock                  $  3,250.00
02/05/96          Williams, Gerald                       common stock                  $ 15,000.00
09/03/96          Williams, Gerald                       common stock                  $ 15,000.00
02/10/97          Williams, Gerald                       common stock                  $ 45,000.00
12/17/97          Williams, Gerald                       common stock                  $ 20,000.00
12/23/97          Williams, James K.                     common stock                  $  2,000.00
12/01/97          Williams, Marc V.                      common stock                  $100,000.00
12/05/97          Williams, Marc V.                      common stock                  $142,000.00
12/19/97          Williams, Marc V.                      common stock                  $ 58,000.00
12/01/97          Williams, Ric                          common stock                  $ 15,000.00
04/14/98          Williams, Ric                          common stock                  $  8,956.26
01/04/99          Williams, Robert                       common stock                  $  9,750.00
01/20/99          Wilson, Cynthia                        common stock                  $  3,250.00
01/05/99          Wysong, Ronald Jr.                     common stock                  $  3,250.00
05/11/98          Yukawa, Patricia                       common stock                  $    700.00
01/13/99          Zack, Cynthia                          common stock                  $  3,250.00
08/21/96          Zanetti, Charles                       common stock                  $  5,000.00
06/29/98          Zimmerman, Leroy                       common stock                  $    500.00

  These shares were issued to investors in connection with private placements. The Company believes that the issuances of securities pursuant to the foregoing transactions were exempt from registration under the Securities Act of 1933, as amended, by virtue of Rule 506 of Regulation D, and Section 4(2) thereof as transactions not involving public Offerings. All securities referenced in the preceding table were sold for cash. No underwriters were engaged in connection with the foregoing issuances of securities, and no underwriting commissions or discounts were paid.

                                   EXHIBITS

ITEM 27.       DESCRIPTION
-------        -----------
3.1            Articles of Incorporation, July 14, 1983
3.2            Amendment to Articles of Incorporation filed October 29, 1984
3.2.1          Amendment to Articles of Incorporation filed May 9, 1988
3.2.2          Amendment to Articles of Incorporation filed July 18, 1995
3.3            By-laws
3.4.1          Certification of Articles of Amendment Enacting Name Change-Utah
3.4.2          Name Change-Certificate of Qualification-California
4.1            Share Specimen
5.1            Opinion of Evers & Hendrickson, LLP with respect to the legality of the shares being registered
10.1           Management Services Agreement with Spunky Productions, LLC
10.2           Lease of registrant's facilities
16.1*          Letter Regarding Change in Accountants
23.1           Consent of Marc Lumer & Company
23.2           Consent of Evers & Hendrickson, LLP (included in Exhibit 5.1)
99.1*          Escrow Agreement
-------------
*To be filed by Amendment

                                  UNDERTAKINGS

a)     The Registrant hereby undertakes that it will:

       1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

       2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the bona fide Offering.

       3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

e) Insofar as indemnification for liabilities arising under the securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 11, 1999.

Two Dog Net, Inc.

By /s/ Sholeh  Hasmedani
   ---------------------
Sholeh Hamedani, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      Signature                      Title                       Date
      ---------                      -----                       ----

/s/ Sholeh Hamedani                  President,                  March 11, 1999
---------------------
Sholeh Hamedani                      Director


/s/ Nassar Hamedani                  Chief Executive Officer,    March 11, 1999
---------------------
Nassar Hamedani                      Director


/s/ Jamshid Ghosseiri                Director                    March 11, 1999
---------------------
Jamshid Ghosseiri


/s/ Roger Campos                     Director                    March 11, 1999
---------------------
Roger Campos

                                POWER OF ATTORNEY

     I, Nassar Hamedani, whose signature appears below, constitute and appoint Sholeh Hamedani, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her, for him and in his name, place and stead, and in any and all capacities, to sign the Registration Statement on Form SB-2, and any required amendments or supplements thereto, (and any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 415 under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, for to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of March, 1999.

                                         /S/ Nassar Hamedani
                                         -------------------

                                POWER OF ATTORNEY

     I, Jamshid Ghosseiri, whose signature appears below, constitute and appoint Sholeh Hamedani, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her, for him and in his name, place and stead, and in any and all capacities, to sign the Registration Statement on Form SB-2, and any required amendments or supplements thereto, (and any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 415 under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, for to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of March, 1999.

                                         /S/ Jamshid Ghosseiri
                                         ---------------------

                                POWER OF ATTORNEY

     I, Roger Campos, whose signature appears below, constitute and appoint Sholeh Hamedani, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her, for him and in his name, place and stead, and in any and all capacities, to sign the Registration Statement on Form SB-2, and any required amendments or supplements thereto, (and any other registration statement for the same Offering that is to be effective upon filing pursuant to Rule 415 under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, for to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of March, 1999.


                                         /S/ Roger Campos
                                         ---------------------

================================================================================

     No  dealer,  salesperson  or  other
individual  has been  authorized to give
any   information   or   to   make   any
representations  not  contained  in this             2,000,000 Shares
Prospectus   in   connection   with  the               common stock
Offering covered by this Prospectus.  If
given  or  made,  such   information  or
representation  must not be relied  upon             [OMMIT GRAPHIC]
as  having   been   authorized   by  the
Company.   This   Prospectus   does  not
constitute   an  offer  to  sell,  or  a
solicitation  of an  offer  to buy,  the             TWO DOG NET, INC.
common stock in any jurisdiction  where,
or to any person to whom, it is unlawful
to  make  such  offer  or  solicitation.
Neither  delivery of this Prospectus nor
any sale made hereunder shall, under any
circumstances,   create  an  implication
that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


            TABLE OF CONTENTS
PROSPECTUS SUMMARY                           3
SUMMARY FINANCIAL DATA                       6
RISK FACTORS                                 7
USE OF PROCEEDS                             18
CAPITALIZATION                              18
DILUTION                                    19       --------------------
BUSINESS                                    20
MANAGEMENT'S DISCUSSION AND ANALYSIS        37            PROSPECTUS
MANAGEMENT                                  45
EXECUTIVE COMPENSATION                      47       --------------------
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT            48
CERTAIN RELATIONSHIPS AND RELATED                    __________________,1999
TRANSACTIONS                                49
DESCRIPTION OF SECURITIES                   49
SHARES ELIGIBLE FOR FUTURE SALE             50
PLAN OF DISTRIBUTION                        51
DESCRIPTION OF PROPERTY                     52
INTEREST OF NAMED EXPERTS AND COUNSEL       52
LEGAL MATTERS                               52
EXPERTS                                     52
ADDITIONAL INFORMATION                      52
CONSOLIDATED FINANCIAL STATEMENTS          F-1
SHARE PURCHASE AGREEMENT            APPENDIX A

================================================================================